Exhibit 10.4

FACILITY AGREEMENT

FOR

MURRAY INTERNATIONAL METALS LIMITED

arranged by

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

as Mandated Lead Arranger

with

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

acting as Agent

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

acting as Issuing Bank

and

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

acting as Security Trustee

One London Wall, London EC2Y 5AB  DX 123 London/Chancery Lane Tel 0207 002 8573 Fax 0207 002 8501

www.mms.co.uk

Ref: TMGA/SMK/BAN/1/469/

TABLE OF CONTENTS

Clause		Page No.

1	DEFINITIONS AND INTERPRETATION	1

2	THE FACILITIES	45

3	PURPOSE	46

4	CONDITIONS OF UTILISATION	47

5	UTILISATION - LOANS	49

6	UTILISATION - LETTERS OF CREDIT	51

7	LETTERS OF CREDIT	54

8	OPTIONAL CURRENCIES	56

9	ANCILLARY FACILITIES	57

10	REPAYMENT	61

11	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION	61

12	MANDATORY PREPAYMENT	63

13	RESTRICTIONS	63

14	INTEREST	65

15	INTEREST PERIODS	66

16	CHANGES TO THE CALCULATION OF INTEREST	66

17	FEES	68

18	TAX GROSS UP AND INDEMNITIES	71

19	INCREASED COSTS	77

20	OTHER INDEMNITIES	78

21	MITIGATION BY THE LENDERS	80

22	COSTS AND EXPENSES	81

23	GUARANTEE AND INDEMNITY	83

24	REPRESENTATIONS	87

25	INFORMATION UNDERTAKINGS	96

26	FINANCIAL COVENANTS	103

27	GENERAL UNDERTAKINGS	110

28	EVENTS OF DEFAULT	124

29	CHANGES TO THE LENDERS	131

30	CHANGES TO THE OBLIGORS	135

31	ROLE OF THE AGENT, THE SECURITY TRUSTEE, THE ARRANGER, THE ISSUING BANK AND OTHERS	141

32	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	150

33	SHARING AMONG THE FINANCE PARTIES	150

34	PAYMENT MECHANICS	153

35	SET-OFF	156

36	NOTICES	156

37	CALCULATIONS AND CERTIFICATES	160

38	PARTIAL INVALIDITY	160

39	REMEDIES AND WAIVERS	160

40	AMENDMENTS AND WAIVERS	161

41	COUNTERPARTS	162

42	GOVERNING LAW	163

43	ENFORCEMENT	163

SCHEDULE 1 - THE ORIGINAL PARTIES		165

	PART I - THE ORIGINAL OBLIGORS	165

	PART II - THE ORIGINAL LENDERS	166

SCHEDULE 2 - CONDITIONS PRECEDENT		167

	PART I - CONDITIONS PRECEDENT TO INITIAL UTILISATION	167

	PART II - CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR	173

SCHEDULE 3 - REQUESTS		176

	PART IA - UTILISATION REQUEST	176

ii

iii

THIS AGREEMENT is dated 16 December 2005 and made between:

(1)                            PIPE ACQUISITION LIMITED (registered number 05501083) (the “Company”);

(2)                            THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as original borrowers (the “Original Borrowers”);

(3)                            THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Company, the “Original Guarantors”);

(4)                            THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as mandated lead arranger (the “Arranger”);

(5)                            THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(6)                            THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as agent of the other Finance Parties (the “Agent”);

(7)                            THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as Security Trustee for the Secured Parties (the “Security Trustee”); and

(8)                            THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as Issuing Bank (the “Issuing Bank”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                                 DEFINITIONS AND INTERPRETATION

1.1                                           Definitions

In this Agreement:

“Acceptable Bank”	means:

(a)                                  a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A-I or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-I or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(b) any other bank or financial institution approved by the Agent acting reasonably.

“Accession Letter”	means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Accountants’ Report”

means the report (including any documents annexed thereto) by PriceWaterhouseCoopers dated 29 November 2005 relating to the Target and its Subsidiaries and the Target Assets and addressed to, and/or capable of being relied upon by, amongst others, the Arranger and the other Secured Parties.

“Accounting Principles”	means generally accepted accounting principles in the United Kingdom.

“Accounting Reference Date”	means the last day of a Financial Year.

“Acquisition”	means the acquisition by the Company of the Target Shares on the terms of the Acquisition Documents.

“Acquisition Agreement”

means the agreement dated 30 November 2005 relating to the sale and purchase of the Target Shares and made between the Company, Murray International Holdings Limited, Edgen Carbon Products Group, LLC and the Vendors.

“Acquisition Costs”	means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Company or any of its Subsidiaries in connection with the Acquisition or the Transaction Documents.

“Acquisition Documents”	means the Acquisition Agreement, the Disclosure Letter, and any other document designated as an “Acquisition Document” by the Agent and the Company.

“Additional Borrower”	means a company which becomes a Borrower in accordance with Clause 30 (Changes to the Obligors).

“Additional Cost Rate”	has the meaning given to it in Schedule 4 (Mandatory Cost formula).

“Additional Guarantor”	means a company which becomes a Guarantor in accordance with Clause 30 (Changes to the Obligors).

“Additional Obligor”	means an Additional Borrower or an Additional Guarantor.

“Affiliate”	means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange”	means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Ancillary Commencement Date”

means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility.

“Ancillary Commitment”

means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document”	means each document relating to or evidencing the terms of the Ancillary Facility.

“Ancillary Facility”	means the ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Lender”	means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Outstandings”	means, at any time, in relation to an Ancillary Lender and an Ancillary Facility the aggregate of the equivalents (as calculated by that Ancillary Lender using the Agent’s Spot Rate of Exchange) in the Base Currency of the following amounts outstanding under that Ancillary Facility then in force:

(a)                                  the principal amount under any overdraft facility and on-demand short term loan facility (net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that such credit balance is freely available to be set off by that Ancillary Lender against liabilities owed to it by any Borrower under any Ancillary Facility);

(b) the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)                                  the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender in accordance with the relevant Ancillary Document, acting reasonably in accordance with its normal banking practice.

“Approved Auditors”	means one of PriceWaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or such other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Approved Bank”

means an account maintained with a bank or financial institution which provides banking facilities to members of the Group outside of the United Kingdom and The Governor and Company of the Bank of Scotland does not maintain a branch in that location offering the relevant banking services and the maintaining of such accounts by the Group is not prejudicial to the interests of the Finance Parties under the Finance Documents and such accounts are subject (to the extent the Agent may require, acting reasonably) to valid Security under the Transaction Security Documents.

“Approved Jurisdiction”	means:

(a) Singapore;

(b) the United Kingdom;

(c) Germany;

(d) Indonesia;

(e) South Korea;

(f) South Africa;

(g) Thailand;

(h) United Arab Emirates; and

(i) any other jurisdiction approved by all the Lenders.

“Authorisation”	means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period”	means the period from and including the date of this Agreement to and including one Month prior to the Termination Date.

“Available Ancillary Commitment”	means in relation to an Ancillary Facility, an Ancillary Lender’s Ancillary Commitment less the Ancillary Outstandings in relation to that Ancillary Facility.

“Available Commitment”	means a Lender’s Commitment minus (subject to Clause 9.5 (Affiliates of Lenders as Ancillary Lenders) and as set out below):

(a) the Base Currency Amount of its participation in any outstanding Utilisations and the Base Currency Amount of the aggregate of its Ancillary Commitments; and

(b)                                 in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made on or before the proposed Utilisation Date and in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date;

Other than:

(i) that Lender’s participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii) that Lender’s (or its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Facility”	means the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility.

“Base Case Model”	means the financial model including profit and loss, balance sheet and cashflow projections in agreed form relating to the Group.

“Base Currency”	means Sterling.

“Base Currency Amount”	means:

(a)                                  in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.7 (Revaluation of Letters of Credit) at six-monthly intervals; and

(b)                                 in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base

Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for the Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of the Ancillary Facility.

“Borrower”	means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).

“Borrowings”	has the meaning given to that term in Clause 26.1 (Financial definitions).

“Break Costs”	means the amount (if any) by which:

(a)                                  the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget”	means:

(a) in relation to the period beginning on the Closing Date

and ending 31 January 2010, the Base Case Model in agreed form to be delivered by the Company to the Agent pursuant to Clause 4.1 (Initial conditions precedent); and

(b) in relation to any other period, any budget delivered by the Company to the Agent in respect of that period pursuant to Clause 25.5 (Budget).

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b) (in relation to any date for payment or purchase of euro) any TARGET Day.

“Capital Expenditure”	has the meaning given to that term in Clause 26.1 (Financial definitions).

“Cash Equivalent Investments”	means at any time:

(a) certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c) commercial paper not convertible or exchangeable to any other security:

(i) for which a recognised trading market exists;

(ii) issued by an issuer incorporated in the United Kingdom or the United States of America;

(iii) which matures within one year after the relevant date of calculation; and

(iv)                              which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)                                  any investment accessible within 45 days in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Rating Ltd or P-1 or higher by Moody’s Investor Services Limited and which invest substantially all their assets in securities of the types described in sub-paragraphs (a) to (d) above; or

(f) any other debt security approved by the Majority Lenders such approval not to be unreasonably withheld or delayed,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than one arising under the Transaction Security Documents).

“Cashflow”	has the meaning given to that term in Clause 26.1 (Financial definitions).

“Change of Control”	means:

(a) the Institutional Investors or any funds controlled by Edgen/Murray GP, LLC cease to control directly or indirectly the Parent and/or the Company.

For the purposes of this definition:

“control” of the Parent and/or the Company means:

(i) the power (whether by way of ownership of shares or units (as applicable), proxy, contract, agency or otherwise) to:

A. cast, or control the casting of, more than 25% of the maximum number of votes that might be cast at a general meeting of the Parent or the Company (as applicable); or

B. appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent or the Company (as applicable); or

C.                                     give directions with respect to the operating and financial policies of the Parent or the Company (as applicable) with which the directors or other equivalent officers of the Parent or the Company (as applicable) are obliged to comply; and/or

(ii)                        the holding beneficially of more than 50% of the issued share capital or units (as applicable) of the Parent and/or the Company (excluding any part of that issued share capital or units (as applicable) that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and/or

(iii) a “Change of Control” as such term is defined in the Floating Rate Note Instrument.

“Charged Property”	means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Closing Date”	means the date on which Completion occurs.

“Company Intra-Group Loan Agreement”

means the loan agreement in the agreed form between the Company and the Principal Borrower pursuant to which the Principal Borrower has or will make available a facility to the Company up to a maximum aggregate principal amount equal to £15,000,000.

“Commitment”	means a Revolving Facility Commitment.

“Completion”	means the completion of the Acquisition in accordance with clause 6 of the Acquisition Agreement.

“Compliance Certificate”	means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidentiality Undertaking”	means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 12 (LMA Form of Confidentiality Undertaking).

“Constitutional Documents”	means the memorandum and articles of association of the Company.

“Default”

means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate”	means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

“Designated Gross Amount”	has the meaning given to that term in Clause 9.2 (Availability).

“Designated Net Amount”	has the meaning given to that term in Clause 9.2 (Availability).

“Disclosure Letter”	has the meaning given to that term in the Acquisition Agreement.

“Environmental Claim”	means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law”	means any applicable mandatory law or regulation which relates to:

(a) the pollution or protection of the environment;

(b) harm to or the protection of human health;

(c) the conditions of the workplace; or

(d) any emission or substance capable of causing harm to any living organism or the environment.

“Environmental Permits”

means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Environmental Report”

means the environmental reports prepared by Environ in respect of the properties at Camps Industrial Estate Edinburgh, Newbridge Industrial Estate Edinburgh and 49 Coniscliffe Road Darlington and dated 26 August 2005, 20 October 2005 and 25 August 2005, respectively relating to the Acquisition and addressed to, and/or capable of being relied upon by, amongst others, the Arranger and the other Finance Parties.

“Event of Default”	means any event or circumstance specified as such in Clause 28 (Events of Default).

“Exchange Offer”

means a registered exchange offer for the Floating Rate Notes which offers to exchange the Floating Rate Notes for notes the offer and sale of which has been registered with the US Securities and Exchange Commission and to provide indemnification for certain liabilities to the holders of the Floating Rate Notes.

“Expiry Date”	means, for a Letter of Credit, the last day of its Term.

“Facility”	means the Revolving Facility.

“Facility Office”

means the office or offices notified by a Lender or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter”	means:

(a)                                            any letter or letters dated on or about the date of this Agreement between the Arranger and the Principal Borrower (or the Agent and the Principal Borrower or the Security Trustee and the Principal Borrower) setting out any of the fees referred to in Clause 17 (Fees); and

(b) any other agreement setting out fees referred to in Clause 17.4 (Fees payable in respect of Letters of Credit) or Clause 17.5 (Interest, commission and fees on Ancillary Facilities).

“Finance Document”

means this Agreement, any Accession Letter, any Ancillary Documents, the Company Intra-Group Loan Agreement, any Compliance Certificate, any Fee Letter, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Company.

“Finance Party”	means the Agent, the Arranger, the Security Trustee, a Lender, the Issuing Bank, or any Ancillary Lender.

“Financial Indebtedness”	means any indebtedness for or in respect of:

(a) monies borrowed;

(b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value shall be taken into account);

(g) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)                                           any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind entering into the agreement is to raise finance in the ordinary course of its business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings;

(i) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j) the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (i) above.
“Financial Year”	has the meaning given to that term in Clause 26.1 (Financial definitions).

“Floating Rate Notes”	means the $130 million senior secured floating rate notes due 2010 of the Company offered and issued by the Issuer to enable the

Company to finance, inter alia, the Acquisition.

“Floating Rate Note Documents”‘	means the Floating Rate Notes and the Floating Rate Note Instrument in the agreed form and any other documents entered into pursuant to any of them.

“Floating Rate Note Instrument”	means the instrument pursuant to which the Floating Rate Notes are, or are to be constituted including the Floating Rate Note Purchase Agreement.

“Floating Rate Note Purchase Agreement”	means the purchase agreement dated on or around the date of this Agreement entered into between, inter alia, the Company and the Issuer.

“Flotation”

means a successful application being made for the admission of any part of the ordinary share capital of any member of the Group (or Holding Company of any member of the Group) on a recognised stock exchange or the sale or issue by way of flotation or public offering.

“Forward Contracts”	means the forward foreign exchange contracts provided under Clause 9 (Ancillary Facilities).

“Funds Flow Statement”	means a funds flow statement in agreed form.

“Group”	means the Company and each of its Subsidiaries for the time being.

“Group Structure Chart”	means the group structure chart in the form set out in Schedule 4 (Group Structure Chart).

“Guarantor”	means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors).

“Holding Company”	means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Individual Investors”	means Murray Management, Edgen Management (as such terms are defined in the Partnership Agreement), Edgen/Murray GP, LLC and Murray Metals Group Limited.

“Institutional Investors”	means ING Furman Selz Investors III L.P, ING Barings Global Leveraged Equity Plan Ltd and ING Barings US Leveraged Equity Plan LLC.

“Information Package”	means the Reports and the Base Case Model.

“Initial Singapore Obligor”	means Murray International Metals PTE Limited (registered number 200201097M).

“Intellectual Property”	means:

(a)                                            any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b) the benefit of all applications and rights to use such assets of each, amongst others member of the Group.

“Intercreditor Agreement”

means the intercreditor agreement dated the same date as this Agreement and made between, amongst others, the Company, the other Obligors and The Governor and Company of the Bank of Scotland in its capacities as Agent, Security Trustee and Lender and The Bank of New York in its various capacities thereunder including as collateral agent and security trustee for the Subordinated Creditors.

“Interest Period”

means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default interest).

“Investors”	means Individual Investors and the Institutional Investors and their or any subsequent successors or assigns or transferees.

“Investment Documents”	means the Partnership Agreement, the Constitutional Documents, and any other document defined as an “Investment Document” under the Partnership Agreement.

“Issuer”	means Pipe Acquisition Finance PLC a company incorporated in England and Wales (registered number 05644999).

“Joint Venture”	means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“L/C Proportion”

means in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the relevant Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

“Legal Due Diligence Reports”

means the UAE Due Diligence Report, the Singapore Due Diligence Report, the Scottish Due Diligence Reports and the legal due diligence report dated 30 November 2005 prepared by Dechert LLP relating to the Acquisition.

“Legal Reservations”

means the reservations and qualifications contained in the legal opinions referred to in paragraph 5 of Part I (Conditions Precedent To Initial Utilisation) and paragraph 5 of Part II (Conditions Precedent Required To Be Delivered By An Additional Obligor) of Schedule 2 (Conditions Precedent) and:

(a)                                            the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                           the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c) similar principles, rights and defences under the laws of any Relevant Jurisdiction.

“Lender”	means:

(a) any Original Lender; and

(b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Letter of Credit”	means:

(a)                                            a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by a Borrower (or the Company on its behalf) and agreed by the Agent and the Issuing Bank; or

(b)                                           any guarantee, performance bond, indemnity or other instrument in a form requested by a Borrower (or the Company on its behalf) and agreed by the Agent and the Issuing Bank such agreement not to be unreasonably withheld or delayed.

“LIBOR”	means, in relation to any Loan:

(a) the applicable Screen Rate; or

(b)                                           (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

“LMA”	means the Loan Market Association.

“Loan”	means a Revolving Facility Loan.

“Majority Lenders”

means:

(a)                                  (for the purposes of Clause 40.1.1 (Required consents) in the context of a waiver in relation to a proposed Utilisation of the Revolving Facility (other than a Utilisation on the Closing Date) of the condition in Clause 4.2 (Further conditions precedent)), a Lender or Lenders whose Available Commitments and Available Ancillary Commitments with respect to the Revolving Facility aggregate 66 2/3 per cent. or more of the Available Facility and aggregate Available Ancillary Commitments with respect to the Revolving Facility; and

(b)                                 (in any other case), a Lender or Lenders whose Commitments aggregate 66 2/3 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Total Commitments immediately prior to that reduction).

“Mandatory Cost”	means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formula).

“Margin”	means one point seven five percent (1.75% per annum) or such higher margin as may apply in accordance with Clause 27.36 (Conditions subsequent) of this Agreement.

“Material Adverse Effect”

means any event or circumstance which has a material adverse effect on:

(a)                                  the business, operations, property, financial condition of the Group taken as a whole; or

(b)                                 the ability of an Obligor to perform its payment obligations under any of the Finance Documents and/or its obligations under Clause 26.1 (Financial condition) of this Agreement; or

(c)                                  the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Company”

means, at any time:

(a)                                  an Obligor; or

(b)                                 a wholly-owned member of the Group that holds shares in an Obligor; or

(c)                                  any company incorporated in the United Arab Emirates which becomes a member of the Group; or

(d)                                 a Subsidiary of the Company or any Obligor which has EBITDA (as defined in Clause 26.1 (Financial definitions)) representing five per cent. or more of consolidated EBITDA, as defined in Clause 26.1 (Financial definitions) or has gross assets, net assets or turnover (excluding intra-group items) representing five per cent., or more of the gross assets, net assets or turnover of the Group, calculated on a consolidated basis.

Compliance with the conditions set out in paragraph (d) shall be determined by reference to the most recent Compliance Certificate supplied by the Company and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s Auditors as representing an accurate reflection of the revised EBITDA (as defined in Clause 26.1 (Financial definitions), gross assets, net assets or turnover of the Group).

A report by the Auditors of the Company that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Material Provision”

means the following provisions of the Agreement:

(a)                                  Clause 25.1 to 25.5 (Information Undertakings);

(b)                                 Clause 27.6 (Merger) to Clause 27.9 (Joint Ventures) (inclusive);

(c)                                  Clause 27.14 (Negative Pledge);

(d)                                 Clause 27.15 (Disposals);

(e)                                  Clause 27.17 (Loans or Credit) to Clause 27.19 (Dividends and Share redemption);

(f)                                    Clause 27.21 (Subordinated Debt);

(g)                                 Clause 27.22 (Financial Indebtedness); and

(h)                                 Clause 27.29 (Amendments);

(each a “Material Provision”).

“Month”

means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                  (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the

calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Monthly” shall be construed accordingly.

“Monthly Accounting Period”	means each successive Month in each Financial Year.

“New Equity”

means the proceeds of any issue of ordinary shares in the share capital of the Company subscribed for by the Parent, where such shares satisfy the conditions set out in paragraph (b) of the definition of Permitted Share Issue.

“Non-Obligor”	means a member of the Group which is not an Obligor.

“Obligor”	means a Borrower or a Guarantor.

“Obligors’ Agent”	means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“Optional Currency”	means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements”

means:

(a)                                  in relation to each Original Obligor (other than the Company) (consolidated in the case of an Obligor with its Subsidiaries), its audited financial statements for its Financial Year ended 31 January 2005;

(b)                                 in relation any other Obligor, its audited financial statements delivered to the Agent as required by Clause

30 (Changes to the Obligors).

“Original Obligor”	means an Original Borrower or an Original Guarantor.

“Parent Group”	means the Parent and each of its Subsidiaries.

“Parent”	means Edgen/Murray, L.P a Delaware limited partnership acting through its general partner Edgen/Murray GP, LLC .

“Participating Member State”

means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Partnership Agreement”

means the partnership agreement for Murray/Edgen, L.P dated on or about the date of this Agreement by and among Edgen/Murray GP, LLC and the individuals and entities listed in Schedule 1 attached thereto.

“Party”	means a party to this Agreement.

“Pensions Report”	means the pensions report prepared by Sacker & Partners and dated 9 December 2005 and addressed to, and/or capable of being relied upon by, the Arranger and the other Finance Parties.

“Permitted Acquisition”

means:

(a)                                  the Acquisition;

(b)                                 an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(c)                                  an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable;

(d)                                 an acquisition of assets is settlement of a debt due to an Obligor;

(e)                                  an acquisition by any member of the Group of shares or a business (whether by way of shares or assets) where the consideration (including associated costs and expenses, any indebtedness or other assumed actual or contingent liabilities) at the date of such acquisition does not exceed £7,500,000 (or its equivalent in other currencies) when aggregated with all Joint Ventures permitted under paragraph (c) of Permitted Joint Ventures and such acquisition is not funded by a Utilisation under this Facility which would constitute unlawful financial assistance contrary to the provisions of section 151 of the Companies Act 1985 (or any equivalent legislation in any Relevant Jurisdiction), unless the provisions of section 155 to 158 of that Act (or equivalent legislation in any Relevant Jurisdiction) have been complied with;

Provided that in the case of (e) above, a report or valuation is prepared in connection with such acquisition which demonstrates to the satisfaction of the Agent (acting reasonably) that the acquisition is or will be EBITDA enhancing for the Group and the terms of such acquisition are not detrimental to the Group.

“Permitted Disposal”

means any sale, lease, licence, transfer or other disposal is on arm’s length terms:

(a)                                  of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)                                 of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)                                     the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

(ii)                                  the Disposing Company had given Security

over the asset, the Acquiring Company must give equivalent Security over that asset; and

(iii)                               the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company;

(c)                                  provided no Default has occurred which is continuing, of assets (other than shares, businesses, Real Property or Intellectual Property or other assets the subject of a fixed change under the Transaction Security) the disposal proceeds of which are applied in exchange for other assets comparable or superior as to type, value or quality as soon as possible but in any event within 180 days of receipt or such longer period as the Majority Lenders may approve (acting reasonably);

(d)                                 of obsolete or redundant vehicles, stock, plant and equipment for cash;

(e)                                  of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(f)                                    constituted by a licence of intellectual property rights permitted by Clause 27.28 (Intellectual Property);

(g)                                 arising as a result of any Permitted Security;

(h)                                 to a Joint Venture as permitted by Clause 27.9 (Joint Ventures);

(i)                                     of assets (other than shares) for cash where the aggregate of the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under paragraphs (a) to (h) above or as a Permitted Transaction) does not exceed £2,000,000 or its equivalent) in any Financial Year of the Company.

“Permitted Distribution”	means:

(a)                                  any dividend declared before the Closing Date;

(b)                                 any dividend to the Company or any of its Subsidiaries strictly in accordance with its articles of association provided that:

(i)                                     no Default has occurred or would occur as a result of the making of such a dividend payment and such payment is permitted under this Agreement and the Intercreditor Agreement; and

(ii)                                  no dividend is made earlier than 31 January 2007.

“Permitted Existing Indebtedness”	means all indebtedness of any Obligor:

(a)                                  under or in relation to any banking facility or other financing arrangement of any description whatsoever (and including without limitation any facility for the provision or issuance of letters of credit, guarantees or performance bonds, acceptances or bills discounting, trust receipts, import loans, forward foreign exchange contracts, receivables financing, and any overdraft, term and/or revolving facility in any currency (as the same may be varied, amended, renewed, supplemented novated or replaced from time to time and including any ancillary facilities which may from time to time be issued thereunder, the “Local Banking Facilities”) existing on the date of this Agreement (or to be entered into on terms agreed at or prior to Completion) between any Obligor and (i) HSBC or any of its Affiliates (“HSBC”) or (ii) Standard Chartered Bank or any of its Affiliates (“SCB”) in the United Arab Emirates or Singapore up to the overall facility limits (and sub-limits as applicable) set out in Schedule 13 (Permitted Existing Indebtedness) (or such higher amounts as the Agent

(acting reasonably) may approve in writing) and any indebtedness of any Obligor arising under or in relation to any guarantee, bond, or counterindemnity given at any time in relation to the local Banking Facilities;

(b)                                 arising under or in relation to any letters of credit, guarantees or performance bonds issued by the Issuing Bank prior to the date of this Agreement the issue of which shall constitute a Utilisation under this Agreement following compliance with the provisions of Clause 4.1 (Initial conditions precedent); and

(c)                                  arising under or in relation any guarantee, letter of credit or performance bond issued by the Principal Borrower in favour of arising under or in relation to the Apollo Guarantees as defined in Clause 11.4 of the Acquisition Agreement.

“Permitted Financial Indebtedness”	means Financial Indebtedness:

(a)                                  arising under any of the Company Intra-Group Loan Agreement, the Investment Documents and the Subordinated Loan Documents, in each case as in force on the date of this Agreement and subject always to the terms of this Agreement and the Intercreditor Agreement;

(b)                                 to the extent covered by a Letter of Credit or other letter of credit, guarantee or indemnity issued under an Ancillary Facility;

(c)                                  arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade or in respect of Utilisations made in Optional Currencies, but not a foreign exchange transaction for investment or speculative purposes;

(d)                                 arising under a Permitted Loan or a Permitted Guarantee;

(e)                                  under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by an Obligor does not exceed £500,000 (or its equivalent in other currencies) at any time;

(f)                                    not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding amount of which does not exceed £500,000 (or its equivalent) in aggregate for the Group at any time;

(g)                                 Permitted Existing Indebtedness; and

(h)                                 incurred with the prior written consent of the Agent.

“Permitted Guarantee”	means:

(a)                                  the endorsement of negotiable instruments in the ordinary course of trade;

(b)                                 any guarantee, letter of credit, performance or similar bond guaranteeing performance by an Obligor under any contract entered into in the ordinary course of trade or counter indemnity in relation thereto;

(c)                                  any guarantee permitted under Clause 27.20 (Financial Indebtedness);

(d)                                 any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of Permitted Security;

(e)                                  any guarantee of a Joint Venture to the extent permitted by Clause 27.9 (Joint Ventures); and

(f)                                    any guarantee entered into by any other member of the

Group in respect of the Sale and Leaseback.

“Permitted Joint Venture”	means any investment in any Joint Venture where:

(a)                                  the Joint Venture is incorporated or established, and carries on its principal business in the European Union or the United States of America; and

(b)                                 the Joint Venture is engaged in a business substantially the same as that carried on by the Group; and

(c)                                  in any Financial Year, the aggregate (the “Joint Venture Investment”) of:

(i)                                     all amounts subscribed for Shares if, lent to, or invested in all such Joint Ventures by any member of the Group;

(ii)                                  the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and

(iii)                               (the market value of any assets transferred by any member of the Group to any such Joint Venture, does not at any time exceed when aggregated with any acquisitions permitted under paragraph (e) of the definition of Permitted Acquisitions £7,500,000 or its equivalent in other currencies.

“Permitted Loan”	means:

(a)                                  any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)                                 Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (d) of that definition);

(c)                                  a loan made by an Obligor to another Obligor or made by a member of the Group which is not an Obligor to another member of the Group;

(d)                                 a loan made to a Joint Venture permitted under Clause 27.9 (Joint Ventures);

(e)                                  a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed £50,000 (or its equivalent) at any time;

(f)                                    any loan made by an Obligor to a member of the Parent Group which is not an Obligor so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed £500,000 (or its equivalent) at any time;

(g)                                 any loan made by any member of the Group not covered by paragraphs (a) to (f) above which does not exceed £500,000 (or its equivalent) in aggregate at any time.

“Permitted Payment”	means a schedule interest payment under the Subordinated Loan Documents provided that:

(a) no Default is continuing or would occur as a result of the making of payment; and (b) such payment is permitted by this Agreement and the Intercreditor Agreement.

“Permitted Security”	means:

(a)                                  any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)                                 any netting or set-off arrangement entered into by any Obligor with an Ancillary Lender in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Obligors;

(c)                                  any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the Closing Date if:

(i)                                     the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)                                  the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)                               the Security or Quasi-Security is removed or discharged within 90 days of the date of acquisition of such asset;

(d)                                 any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the Closing Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group; if

(i)                                     the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)                                  the principal amount secured has not increased in contemplation of or since the acquisition of that company;

(iii)                               the Security or Quasi-Security is removed or discharged with 90 days of the date of that company becoming a member of the Group;

(e)                                  any Security created pursuant to the Subordinated Security Documents provided that the terms of this Agreement and the Intercreditor Agreement have been complied with;

(f)                                    any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(g)                                 any Security or Quasi-Security existing as at the date of this Agreement over assets of any member of the Target Group so long as the Security or Quasi-Security is irrevocably removed or discharged by no later than the Closing Date;

(h)                                 any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; and

(i)                                     any Security or Quasi-Security arising as a consequence of:

(i)                                     any finance lease permitted pursuant to paragraph (e); and

(ii)                                  the permission contained in paragraph (f),

of the definition of “Permitted Financial Indebtedness”;

“Permitted Share Issue”	means:

(a)                                  ordinary shares (or their equivalent in units) by the Parent to the Investors, paid for in full in cash upon issue and which by their terms are not redeemable and where (i) such shares are of the same class and on the same terms as those initially issued by the Parent and (ii) such issue does not lead to a Change of Control; and

(b)                                 ordinary shares by a member of the Group which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms.

“Permitted Transaction”	means:

(a)                                  any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)                                 the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;

(c)                                  the Sale and Leaseback;

(d)                                 transactions (other than the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(e)                                  the indemnity given by the Company to the Vendors pursuant to clause 11.8 of the Acquisition Agreement in respect of performance bonds and letters of credit issued by or for Target or its Subsidiaries.

“Principal Borrower”	means Murray International Metals Limited (registered number 01241058).

“Qualifying Lender”	has the meaning given to that term in Clause 18 (Tax gross-up and indemnities).

“Quarter Date”	means the last day of a Quarterly Period.

“Quarterly Period”	has the meaning given to that term in Clause 26.1 (Financial definitions).

“Quasi-Security”	has the meaning given to that term in Clause 27.14 (Negative pledge).

“Quotation Day”

means, in relation to any period for which an interest rate is to be determined:

(a)                                            (if the currency is sterling) the first day of that period;

(b)                                           (if the currency is euro) two TARGET Days before the first day of that period; or

(c)                                            (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Real Property”	means:

(a)                                  any freehold, leasehold or immovable property; and

(b)                                 any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver”	means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Banks”

means, in relation to LIBOR, the principal London offices of The Governor and Company of the Bank of Scotland and such other banks as may be appointed by the Agent in consultation with the Principal Borrower.

“Relevant Interbank Market”	means the London interbank market.

“Relevant Jurisdiction”	means, in relation to an Obligor:

(a)                                  its jurisdiction of incorporation;

(b)                                 any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)                                  the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Period”	has the meaning given to that term in Clause 26.1 (Financial definitions).

“Renewal Request”	means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

“Repayment Date”	means the last day of an Interest Period for a Revolving Facility Loan.

“Repeating Representations”

means each of the representations set out in Clause 24.2 (Status) to Clause 24.7 (Governing law and enforcement), Clause 24.11 (No default), Clause 24.13.5 (Original Financial Statements), Clause 24.14 (No proceedings pending or threatened), Clause 24.19 (Ranking) to Clause 24.21 (Legal and beneficial ownership) and Clause 24.26 (Centre of main interests and establishments).

“Reports”	means the Accountants’ Report, the Legal Due Diligence Reports, the Environmental Report and the Pensions Report.

“Resignation Letter”	means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Revolving Facility”	means the revolving credit facility made available under this Agreement as described in Clause 2.1 (The Facilities).

“Revolving Facility Commitment”	means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other

Revolving Facility Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Loan”	means a cash loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Revolving Facility Utilisation”	means a Revolving Facility Loan, a Letter of Credit or a Forward Contract.

“Rollover Loan”

means one or more Revolving Facility Loans:

(a)                                  made or to be made on the same day that:

(i)                                     a maturing Revolving Facility Loan is due to be repaid; or

(ii)                                  a demand by the Agent pursuant to a drawing in respect of a Letter of Credit or Forward Contract is due to be met;

(b)                                 the aggregate amount of which is equal to or less than the maturing Revolving Facility Loan or the relevant claim in respect of that Letter of Credit or Forward Contract;

(c)                                  in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)) or the relevant claim in respect of that Letter of Credit or Forward Contract; and

(d)                                 made or to be made to the same Borrower for the purpose of;

(i) refinancing that maturing Revolving Facility Loan; or (ii) satisfying the relevant claim in respect of that Letter of Credit or Forward Contract.

“Sale”	means the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions.

“Sale and Leaseback”

means the sale and leaseback of part of the land and buildings located at Newbridge Industrial Estate, Newbridge, Midlothian subject to a lease to be entered into on or around the date of this Agreement between Steels (UK) QRS 16-58, Inc. as landlord and Target as tenant.

“Sale and Leaseback Documents”	means each document evidencing the Sale and Leaseback arrangements.

“Scottish Due Diligence Reports”	means the legal due diligence reports dated 12 December 2005 prepared by Dickson Minto WS.

“Screen Rate”

means, in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period, displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Secured Parties”	means each Finance Party from time to time party to this Agreement, and any Receiver or Delegate.

“Security”	means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Senior Management”	means Kenneth Andrew Cockburn.

“Service Contract”	means a service contract of each member of Senior Management in agreed form.

“Singapore Dollars” and “SD”	means the lawful currency of Singapore.

“Singapore Due Diligence”	means the legal due diligence report dated on or around 30 November 2005 prepared by Kelvin Chia Partnership.

“Specified Time”	means a time determined in accordance with Schedule 9 (Timetables).

“Sterling and “£”	means the lawful currency of the United Kingdom.

“Structure Memorandum”	means the structure memorandum prepared by PriceWaterhouseCoopers correct as at 3 November 2005.

“Subordinated Creditor”

means the Trustee, The Bank of New York in its capacity as trustee under the indenture as referred to at paragraph (a) of the definition of Subordinated Security Documents as the holders of the Floating Rate Notes.

“Subordinated Debt”	means the subordinated debt made available under the Subordinated Loan Documents.

“Subordinated Loan Agreements”	means:

(a)                                  the Floating Rate Note Documents; and

(b)                                 any subsequent agreement or other document entered into by any member of the Group in respect of any Subordinated Debt in accordance with the terms of the Agreement and the Intercreditor Agreement.

“Subordinated Loan Documents”

means the Subordinated Loan Agreements, the Subordinated Security Documents or any other document which is designated a “Subordinated Loan Document” by the Company, the Subordinated Creditor and the Agent.

“Subordinated Security Documents”	means:

(a) the indenture between, inter alia, the Issuer, the Company and The Bank of New York in its capacities as trustee and collateral agent pursuant to which each of the

Obligors guarantees and provides security for the obligations of the Issuer under the Floating Rate Notes;

(b)                                 a second ranking debenture granting fixed and floating charges over the assets and undertaking of, inter alia, the Company in the agreed form; and

(c)                                  any other document entered into by any member of the Group creating or expressed to create Security over all or any part of its assets in respect of any obligations of the Obligors under any of the Subordinated Loan Documents, such Security being subordinated to the Finance Parties pursuant to the terms of the Intercreditor Agreement.

“Subsidiary”	means any company or corporation:

(a)                                  which is controlled, directly or indirectly by the first-mentioned company or corporation; or

(b)                                 more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c)                                  which is a subsidiary of another subsidiary of the first mentioned company or corporation;

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

“Target”	means the Principal Borrower.

“Target Group”	means the Target and its Subsidiaries.

“Target Shares”	means the entire issued share capital of Target.

“TARGET”	means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day”	means any day on which TARGET is open for the settlement of payments in euro.

“Tax”

means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxes Act”	means the Income and Corporation Taxes Act 1988.

“Term”	means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Termination Date”	means the earlier to occur of:

(a) the date falling immediately prior to the date of maturity or earlier redemption, repayment or prepayment of the Floating Rate Notes; and (b) the sixth anniversary of the date of this Agreement.

“Total Commitments”	means the aggregate of the Revolving Facility Commitments, being £27,000,000 at the date of this Agreement.

“Transaction Documents”	means the Finance Documents, the Acquisition Documents, the Investment Documents, the Sale and Leaseback Documents and the Subordinated Debt Documents.

“Transaction Security”	means the Security created or expressed to be created in favour of the Security Trustee pursuant to the Transaction Security Documents.

“Transaction Security Documents”

means each of the documents listed as being a Transaction Security Document in paragraph 3.7 of Part I of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Agent under paragraph 12 of Part II of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate”	means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Company.

“Transfer Date”	means, in relation to a transfer, the later of:

(a) the proposed Transfer Date specified in the Transfer Certificate; and (b) the date on which the Agent executes the Transfer Certificate.

“Treasury Transactions”	means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Trustee”	means The Bank of New York in its capacity as security trustee and collateral agent for the noteholders under the Subordinated Loan Documents.

“UAE Due Diligence Report”	means the legal due diligence report dated 29 November 2005 prepared by Hadef Al Dhahiri & Associates.

“Unpaid Sum”	means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US Dollars” or “$”	means the lawful currency of the United States of America.

“Utilisation”	means a Loan or a Letter of Credit.

“Utilisation Date”	means the date on which a Utilisation is made.

“Utilisation Request”	means a notice substantially in the relevant form set out in Part Ia of schedule 3 (Requests).

“Working Capital Adjustment”	has the meaning given to that term in clause 26.1 (Financial definitions).

“VAT”	means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Vendors”	means Murray Metals Group Limited, Kenneth Andrew Cockburn, Patrick Joseph Boyle and William Hamilton.

1.2              Construction

1.2.1           Unless a contrary indication appears, a reference in this Agreement to:

(a)        the “Agent”, the “Arranger”, any “Finance Party”, any “Issuing Bank”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Trustee” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Trustee, any person for the time being appointed as Security Trustee or Security Trustees in accordance with the Finance Documents;

(b)        a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Agent or, if not so agreed, is in the form specified by the Agent;

(c)        “assets” includes present and future properties, revenues and rights of every description;

(d)        a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended or novated (however fundamentally);

(e)        “guarantee” means (other than in Clause 23 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(f)         “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(g)        a Lender’s “participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(h)        a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(i)         a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(j)         a provision of law is a reference to that provision as amended or re-enacted; and

(k)        a time of day is a reference to London time.

1.2.2           Section, Clause and Schedule headings are for ease of reference only.

1.2.3           Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4           A Borrower providing “cash cover” for a Letter of Credit or an Ancillary Facility means a Borrower paying an amount in the currency of the Letter of Credit (or, as the case may be, Ancillary Facility) to an interest-bearing account in the name of the Borrower and the following conditions being met:

(a)        the account is with the Agent (if the cash cover is to be provided for all the Lenders) or with a Lender or Ancillary Lender (if the cash cover is to be provided for that Lender or Ancillary Lender);

(b)        until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility; and

(c)        the Borrower has executed a security document over that account, in form and substance satisfactory to the Agent or the Lender or Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

1.2.5           A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.2.6           A Borrower “repaying” or “prepaying” a Letter of Credit or Ancillary Outstandings means:

(a)        that Borrower providing cash cover for that Letter of Credit or in respect of the Ancillary Outstandings;

(b)        the maximum amount payable under the Letter of Credit or Ancillary Facility being reduced or cancelled in accordance with its terms; or

(c)        the Issuing Bank or Ancillary Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility,

and the amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under sub-paragraphs 1.2.6(a) and (b) above is the amount of the relevant cash cover or reduction.

1.2.7           An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility.

1.2.8           A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

1.2.9           An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

1.3              Third party rights

1.3.1           Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

1.3.2           Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

2.                THE FACILITIES

2.1              The Facilities

Subject to the terms of this Agreement, the Lenders make available a multicurrency revolving credit facility, a letter of credit facility and a forward foreign exchange contracts facility in an aggregate amount the Base Currency Amount of which is equal to the Total Commitments.

2.2              Finance Parties’ rights and obligations

2.2.1           The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2           The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.2.3           A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3              Obligors’ Agent

2.3.1           Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a)        the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(b)        each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

2.3.2           Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.                PURPOSE

3.1              Purpose

Each Borrower shall apply all amounts borrowed by it under the Revolving Facility, any Letter of Credit and any utilisation of any Ancillary Facility towards the general corporate and working capital purposes of the Group or, save to the extent that Clause 3.2 (Unlawful financial assistance) is not complied with, to pay interest on the Subordinated Debt or in or towards the discharge of the Working Capital Adjustment.

3.2              Unlawful financial assistance

Each Borrower undertakes that no Utilisations shall be used in any way which would be illegal under, or would cause the invalidity or unenforceability in whole or in part of any Finance Document under, any applicable law relating to the giving of unlawful financial assistance (including, without limitation, Section 151 of the Act unless the procedure laid down by Sections 155 to 158 inclusive of the Act is complied with).

3.3              Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                CONDITIONS OF UTILISATION

4.1              Initial conditions precedent

No Borrower will deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2              Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

4.2.1           in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

4.2.2           in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Utilisation, the Repeating Representations, to be made by each Obligor are true in all material respects.

4.3              Conditions relating to Optional Currencies

4.3.1           A currency will constitute an Optional Currency in relation to a Revolving Facility Utilisation if:

(a)        it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market at the Specified Time or, if later, on the date the Agent receives the relevant Utilisation Request and the Utilisation Date for that Utilisation; and

(b)        it is US Dollars, Singapore Dollars or UAE Dirhams or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

4.3.2           If the Agent has received a written request from a Borrower (or the Company on its behalf) for a currency to be approved under Clause 4.3.1(b) above, the Agent will confirm to the relevant Borrower or the Company (as applicable) by the Specified Time:

(a)        whether or not the Lenders have granted their approval; and

(b)        if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation, or prepayment of a Utilisation, in that currency.

4.4              Maximum number of Utilisations

4.4.1           A Borrower (or the Company) may not deliver more than 10 Utilisation Requests in any Month for cash advances under the Revolving Facility.

4.4.2           Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.                UTILISATION - LOANS

5.1              Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2              Completion of a Utilisation Request for Loans

5.2.1           Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(a)        the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Facility;

(b)        the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(c)        the proposed Interest Period complies with Clause 15 (Interest Periods).

5.2.2           Only one Utilisation may be requested in each Utilisation Request.

5.3              Currency and amount

5.3.1           The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

5.3.2           The amount of the proposed Utilisation must be:

(a)        if the currency selected is the Base Currency, a minimum of £250,000 and a multiple of £250,000 or, if less, the Available Facility; or

(b)        if the currency selected is US Dollars, Singapore Dollars or UAE Dirhams, a minimum of the equivalent of £250,000 in such Optional Currency and a multiple of the equivalent of  £250,000 of that currency or, if less, the Available Facility; or

(c)        if the currency selected is an Optional Currency other than those specified at Clause  5.3.2(b) above, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(d)        in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4              Lenders’ participation

5.4.1           If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

5.4.2           The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.4.3           The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5              Limitations on Utilisations

The maximum aggregate amount of the Revolving Facility Loans utilised by way of cash advances and excluding, for the avoidance of doubt, all ancillaries utilised by way of Letters of Credit or Forward Contracts of all the Lenders shall not at any time exceed £12,000,000.

5.6              Clean down

The Company shall ensure that the aggregate of all Revolving Facility Loans Less any amount of cash or Cash Equivalent Investments held by wholly owned members of the Group (as confirmed in a certificate signed by two authorised signatories of the Company provided to the Agent within 10 Business Days after the end of each Financial Year) shall not exceed;

5.6.1           for the Financial Year ending on 31 January 2007, £3,000,000; and

5.6.2           thereafter, zero,

for a period of not less than 10 successive Business Days in each of its Financial Years. Not less than 12 Months shall elapse between two such periods.

6.                UTILISATION - LETTERS OF CREDIT

6.1              The Revolving Facility

The Revolving Facility may be utilised by way of Letters of Credit.

6.2              Delivery of a Utilisation Request for Letters of Credit

A Borrower (or the Company on its behalf) may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request substantially in the form of part 1B of Schedule 3 (Utilisation Request – Letters of Credit) not later than the Specified Time.

6.3              Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

6.3.1           it specifies that it is for a Letter of Credit;

6.3.2           it identifies the Borrower of the Letter of Credit;

6.3.3           the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Facility;

6.3.4           the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

6.3.5           the form of Letter of Credit is attached;

6.3.6           the Expiry Date of the Letter of Credit shall not fall later than the third anniversary of the date of issue of the Letter of Credit and on or before the Termination Date;

6.3.7           the delivery instructions for the Letter of Credit are specified; and

6.3.8           the identity of the beneficiary of the Letter of Credit is a beneficiary approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed) provided that the prior approval of the Majority Lenders shall not be required in relation to any beneficiary operating in an Approved Jurisdiction or in relation to renewal of any existing Letters of Credit previously issued by the Issuing Bank which a Borrower has requested be renewed or replaced on substantially the same terms as currently apply to such Letter of Credit.

6.4              Currency and amount

6.4.1           The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

6.4.2           The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility.

6.5              Issue of Letters of Credit

6.5.1           If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

6.5.2           The Issuing Bank will only be obliged to comply with Clause 6.5.1 if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(a)        in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit) no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)        in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true in all material respects.

6.5.3           The amount of each Lender’s participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility (in each case in relation to the Revolving Facility) immediately prior to the issue of the Letter of Credit.

6.5.4           The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

6.6              Renewal of a Letter of Credit

6.6.1           A Borrower (or the Company on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal

Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

6.6.2           The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in Clauses 6.3.5  and 6.3.8 shall not apply.

6.6.3           The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(a)        its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(b)        its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

6.6.4           If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.7              Revaluation of Letters of Credit

6.7.1           If any Letters of Credit are denominated in an Optional Currency, the Agent shall at six monthly intervals 5 Business Days after the end of each half of each of its Financial Years recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

6.7.2           The Company shall, if requested by the Agent within 5  Business Days of any calculation under Clause 6.7.1 above, ensure that within 5 Business Days sufficient Revolving Facility Utilisations are prepaid or cash cover provided to prevent the Base Currency Amount of the Revolving Facility Utilisations exceeding the Total Commitments (after deducting the total Ancillary Commitments) following any adjustment to a Base Currency Amount under Clause 6.7.1 above.

7.                LETTERS OF CREDIT

7.1              Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested (or on behalf of which the Company requested) the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2              Claims under a Letter of Credit

7.2.1           Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Company on its behalf) and which is valid on its face (in this Clause 7, a “claim”).

7.2.2           Each Borrower shall immediately on demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

7.2.3           Each Borrower acknowledges that the Issuing Bank:

(a)        is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(b)        deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

7.2.4           The obligations of a Borrower under this Clause 7  will not be affected by:

(a)        the sufficiency, accuracy or genuineness of any claim or any other document; or

(b)        any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3              Indemnities

7.3.1           Each Borrower shall within five Business Days of demand indemnify the Issuing Bank against any cost, loss or liability reasonably incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower.

7.3.2           Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

7.3.3           The Borrower which requested (or on behalf of which the Company requested) a Letter of Credit shall within five Business Days of demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit.

7.3.4           The obligations of each Lender under this Clause 7  are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

7.3.5           The obligations of any Lender or Borrower under this clause will not be affected by any act, omission, matter or thing which, but for this Clause 7.3, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(a)        any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(b)        the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(c)        the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)        any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(e)        any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(f)         any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(g)        any insolvency or similar proceedings.

7.4              Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

8.                OPTIONAL CURRENCIES

8.1              Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of a Revolving Facility Utilisation in a Utilisation Request.

8.2              Unavailability of a currency

If before the Specified Time on any Quotation Day:

8.2.1           a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

8.2.2           a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower or the Company to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3              Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

9.                ANCILLARY FACILITIES

9.1              Type of Facility

An Ancillary Facility may be by way of a forward foreign exchange contracts facility.

9.2              Availability

9.2.1           The Lender shall provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilised Revolving Facility Commitment (which shall (except for the purpose of determining the Majority Lenders) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

9.2.2           The Ancillary Facility shall be made available in accordance with the terms of this Agreement and as otherwise as set out in the Ancillary Document. An Ancillary Facility shall not be made available unless the Agent has received from the Company:

(a)        a copy of the proposed Ancillary Document; and

(b)        any other information which the Agent may reasonably request in connection with the Ancillary Facility.

The Agent shall promptly notify the Company, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility and the Parties acknowledge by the execution of this Agreement the establishment of the Ancillary Facility referred to in Clause 9.1.

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 9). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

9.2.3           Subject to compliance with Clause 9.2.2 above:

(a)        the Lender concerned will become an Ancillary Lender; and

(b)        the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

9.3              Terms of Ancillary Facilities

9.3.1           Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

9.3.2           However, those terms:

(a)        must be based upon normal commercial terms at that time (except as varied by this Agreement);

(b)        may allow only Borrowers to use the Ancillary Facility;

(c)        may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(d)        may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment with respect to the Revolving Facility of that Lender; and

(e)        must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date for the Revolving Facility.

9.3.3           If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 37.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility and (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail.

9.3.4           Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.6 (Interest, commission and fees on Ancillary Facilities).

9.4              Repayment of Ancillary Facility

9.4.1           An Ancillary Facility shall cease to be available on the Termination Date in relation to the Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

9.4.2           If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Revolving Facility Commitment shall be increased accordingly).

9.4.3           No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless:

(a)        the Total Commitments have been cancelled in full, or all outstanding Utilisations under the Revolving Facility have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations under the Revolving Facility immediately due and payable, or the expiry date of the Ancillary Facility occurs; or

(b)        it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(c)        the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Revolving Facility Utilisation under the Revolving Facility and the Ancillary Lender gives sufficient notice to enable a Utilisation of the Revolving Facility to be made to refinance those Ancillary Outstandings.

9.4.4           For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in Clause 9.4.3(c) above can be refinanced by a Utilisation of the Revolving Facility:

(a)        the Revolving Facility Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

(b)        the Utilisation may (so long as Clause 9.4.3(a) does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.4 (Maximum number of Utilisations) or Clause 5.2.1(c) (Completion of a Utilisation Request for Loans) applies.

9.4.5           On the making of a Utilisation of the Revolving Facility to refinance Ancillary Outstandings:

(a)        each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Utilisations then outstanding as its Revolving Facility Commitment bears to the aggregate of the Revolving Facility Commitments; and

(b)        the relevant Ancillary Facility shall be cancelled.

9.4.6           In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the Financial Services Authority as netted for capital adequacy purposes.

9.5              Affiliates of Lenders as Ancillary Lenders

9.5.1           Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part II of Schedule 1 (Original Parties). For the purposes of calculating the Lender’s Available Commitment with respect to the Revolving Facility, the Lender’s Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates.

9.5.2           If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 29 (Changes to the Lenders), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

9.5.3           Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

10.              REPAYMENT

Each Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period and on the Termination Date whereupon the Revolving Facility will be cancelled.

11.              ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

11.1            Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

11.1.1         that Lender, shall promptly notify the Agent upon becoming aware of that event;

11.1.2         upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

11.1.3         each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

11.2            Illegality in relation to Issuing Bank

If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

11.2.1         that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

11.2.2         upon the Agent notifying the Company, the Issuing Bank shall not be obliged to issue any Letter of Credit;

11.2.3         the Company shall procure that the relevant Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time; and

11.2.4         unless any other Lender has agreed to be an Issuing Bank pursuant to the terms of this Agreement, the Revolving Facility shall cease to be available for the issue of Letters of Credit.

11.3            Voluntary cancellation

The Company may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £500,000 and integral multiples of £500,000) of the Available Facility. Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably.

11.4            Voluntary prepayment of Revolving Facility Utilisations

A Borrower to which a Revolving Facility Utilisation has been made may, if it or the Company gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of £500,000 and integral multiples of £500,000.

11.5            Right of cancellation and repayment in relation to a single Lender or Issuing Bank

11.5.1         If:

(a)        any sum payable to any Lender by an Obligor is required to be increased under Clause 18.2.3  (Tax gross-up); or

(b)        any Lender or Issuing Bank claims indemnification from the Company or an Obligor under Clause 18.3 (Tax indemnity) or Clause 19.1 (Increased costs),

the Company may, whilst the requirement or claim for indemnification continues, give the Agent notice:

(i)         (if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender and its intention to procure the repayment of htat Lender’s participation in the Utilisations; or

(ii)        (if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

11.5.2         On receipt of a notice referred to in Clause 11.5.1 above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

11.5.3         On the last day of each Interest Period which ends after the Company has given notice under Clause  11.5.1 above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

12.              MANDATORY PREPAYMENT

12.1            Exit

Upon the occurrence of:

12.1.1         any Flotation;

12.1.2         a Change of Control; or

12.1.3         a Sale,

the Facility will be cancelled and all outstanding Utilisations and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

13.              RESTRICTIONS

13.1            Notices of Cancellation or Prepayment

Any notice of cancellation or prepayment given by any Party under Clause 11 (Illegality, voluntary prepayment and cancellation) or Clause 12 (Mandatory prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

13.2            Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and/or any fee payable pursuant to Clause 17.5 (Fees payable on prepayment/cancellation), shall be without premium or penalty.

13.3            Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

13.4            Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

13.5            No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.6            Agent’s receipt of Notices

If the Agent receives a notice under Clause 11 (Illegality, voluntary prepayment and cancellation) or Clause 12 (Mandatory prepayment) it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

14.              INTEREST

14.1            Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

14.1.1         Margin;

14.1.2         LIBOR; and

14.1.3         Mandatory Cost, if any.

14.2            Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

14.3            Default interest

14.3.1         If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 14.3.2 below, is one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Agent.

14.3.2         If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)        the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)        the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

14.3.3         Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

14.4            Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest under this Agreement.

15.              INTEREST PERIODS

15.1            Selection of Interest Periods and Terms

15.1.1         A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

15.1.2         Subject to this Clause 15, a Borrower (or the Company) may select an Interest Period of one week, one, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders).

15.1.3         An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

15.1.4         Each Interest Period for a Loan shall start on the Utilisation Date.

15.1.5         A Loan has one Interest Period only.

15.2            Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

16.              CHANGES TO THE CALCULATION OF INTEREST

16.1            Absence of quotations

Subject to Clause 16.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

16.2            Market disruption

16.2.1         If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(a)        the Margin;

(b)        the rate determined by applying the substitute basis (if any) agreed under Clause 16.3 (Alternative basis of interest or funding) or failing such agreement, the rate certified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(c)        the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

16.2.2         In this Agreement “Market Disruption Event” means:

(a)        at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

(b)        before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 66 2/3  per cent. of that Loan) that the cost to them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

16.3            Alternative basis of interest or funding

16.3.1         If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

16.3.2         Any alternative basis agreed pursuant to Clause 16.3.1 above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

16.4            Break Costs

16.4.1         Each Borrower shall, within five Business Days of demand by a Finance Party and receiving a certificate under Clause 16.4.2, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

16.4.2         Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate (containing calculation in reasonable detail) confirming the amount of its Break Costs for any Interest Period in which they accrue.

17.              FEES

17.1            Commitment fee

17.1.1         The Principal Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of zero point seven five (0.75%) per cent. per annum on that Lender’s daily undrawn uncancelled Available Commitment for the Availability Period applicable to the Revolving Facility PROVIDED THAT for the purposes only of calculation the commitment fee payable to a Lender with an Ancillary Commitment, its Available Commitment will not be reduced by its Ancillary Commitment but rather by the amount of Ancillary Outstandings from day to day as calculated by the Ancillary Lender and notified to the Agent at the end of each Quarterly Period.

17.1.2         The accrued commitment fee is payable on each Quarter Date during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

17.2            Arrangement fee

The Principal Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

17.3            Monitoring fee

The Principal Borrower shall pay to the Agent (for its own account) a monitoring fee in the amount and at the times agreed in a Fee Letter.

17.4            Fees payable in respect of Letters of Credit

17.4.1         Each Borrower shall pay to the Agent (for the account of each Lender) a Letter of Credit fee in the Base Currency (computed at the rate equal to the Margin applicable to a Revolving Facility Loan) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

17.4.2         The accrued Letter of Credit fee on a Letter of Credit shall be payable on each Quarter Date (or, if sooner, the Expiry Date for that Letter of Credit) starting on the first Quarter Date following the date of issue of that Letter of Credit. The accrued Letter of Credit fee is also payable to the Agent on the cancelled amount of any Lender’s Revolving Facility Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letter of Credit is prepaid or repaid in full.

17.5            Fees payable on Prepayment/Cancellation

In the event of a prepayment or cancellation of the whole or any part of the Facility from the proceeds of or as a result of:

17.5.1         replacement borrowings being provided (including, without limitation, by way of the purchase of the Facility) by a financial institution other than any Lender or any of its Affiliates;

17.5.2         a Sale; or

17.5.3         a Flotation,

a fee of one per cent (1%) of the amount so prepaid or cancelled at any time during the period beginning on the first Utilisation Date and ending on the date falling 12 Months thereafter shall be payable to the Agent (for the account of the Lenders so prepaid/cancelled).

17.6            Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration (the “Ancillary Charges”) in respect of each Ancillary Facility shall be as set out in the relevant Ancillary Document.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

18.              TAX GROSS UP AND INDEMNITIES

18.1            Definitions

18.1.1         In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)        a Lender:

(i)         which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document; or

(ii)        in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

(b)        a Lender which is:

(i)         a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)        a partnership each member of which is a company resident in the United Kingdom for United Kingdom tax purposes; or

(iii)       a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company; or

(iv)       a Treaty Lender; or

(c)        a building society (as defined for the purposes of section 477A of the Taxes Act).

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)        a company resident in the United Kingdom for United Kingdom tax purposes or by a partnership each member of which is a company so resident in the United Kingdom for United Kingdom tax purposes; or

(b)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and that interest payable in respect of that advance falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax gross-up) or a payment under Clause 18.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)        is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)        does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a Party.

Unless a contrary indication appears, in this Clause 18 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

18.2            Tax gross-up

18.2.1         Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

18.2.2         The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Company and that Obligor.

18.2.3         If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

18.2.4         An Obligor is not required to make an increased payment to a Lender under Clause 18.2.3 for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

(a)        the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(b)

(i)         the relevant Lender is a Qualifying Lender solely under sub-paragraph (b) of the definition of Qualifying Lender;

(ii)        the Board of HM Revenue and Customs has given (and not revoked) a direction (a “Direction”) under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a Party) which relates to that payment and that Lender has received from that Obligor or the Company a certified copy of that Direction; and

(iii)       the payment could have been made to the Lender without any Tax Deduction in the absence of that Direction; or

(c)        the relevant Lender is a Qualifying Lender solely under sub-paragraph (b) of the definition of Qualifying Lender and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the Company; or

(d)        the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph 18.2.7  below.

18.2.5         If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

18.2.6         Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

18.2.7         A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

18.2.8         A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.

18.2.9         A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

18.3            Tax indemnity

18.3.1         The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

18.3.2         Clause 18.3.1 above shall not apply:

(a)        with respect to any Tax assessed on a Finance Party:

(i)         under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)        under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)        to the extent a loss, liability or cost:

(i)         is compensated for by an increased payment under Clause 18.2 (Tax gross-up); or

(ii)        would have been compensated for by an increased payment under Clause 18.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 18.2.4 (Tax gross-up) applied.

18.3.3         A Protected Party making, or intending to make a claim under Clause 18.3.1  shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

18.3.4         A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent.

18.4            Tax Credit

If an Obligor makes a Tax Payment to a Finance Party and:

18.4.1         a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

18.4.2         that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

18.5            Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party and the Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

18.6            Value added tax

18.6.1         All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to Clause 18.6.3 below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

18.6.2         If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the

Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

18.6.3         Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

19.              INCREASED COSTS

19.1            Increased costs

19.1.1         Subject to Clause 19.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent and receipt of a supporting certificate under Clause 19.2.2, pay for the account of a Finance Party the amount of any Increased Costs reasonably incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

19.1.2         In this Agreement “Increased Costs” means:

(a)        a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)        an additional or increased cost; or

(c)        a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

19.2            Increased cost claims

19.2.1         A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

19.2.2         Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate (containing calculations in reasonable detail) confirming the amount of its Increased Costs.

19.3            Exceptions

19.3.1         Clause 19.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)        attributable to a Tax Deduction required by law to be made by an Obligor;

(b)        compensated for by Clause 18.3 (Tax indemnity) (or would have been compensated for under Clause 18.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 18.3.2  (Tax indemnity) applied);

(c)        compensated for by the payment of the Mandatory Cost; or

(d)        attributable to the negligence of or the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

19.3.2         In this Clause 19.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 18.1 (Definitions).

20.              OTHER INDEMNITIES

20.1            Currency indemnity

20.1.1         If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)        making or filing a claim or proof against that Obligor; or

(b)        obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability reasonably incurred as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

20.1.2         Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2            Other indemnities

20.2.1         The Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability properly incurred by it (absent negligence or wilful misconduct) as a result of:

(a)        the occurrence of any Event of Default;

(b)        a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(c)        funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party or if it becomes unlawful for a Lender to perform its obligations under this Agreement);

(d)        issuing or making arrangements to issue a Letter of Credit requested by the Company or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful default or negligence by that Finance Party or if it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit); or

(e)        a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

20.3            Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably and absent negligence or wilful misconduct) as a result of:

20.3.1         investigating any event which it reasonably believes is an Event of Default;

20.3.2         entering into or performing any foreign exchange contract for the purposes of Clause 34.9.2  (Change of currency); or

20.3.3         acting or relying on any notice, request or instruction which it reasonably believes to be and which appears on its face to be, genuine, correct and appropriately authorised.

20.4            Indemnity to the Security Trustee

20.4.1         Each Obligor shall promptly indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability properly incurred by any of them (absent negligence or wilful misconduct) as a result of:

(a)        the taking, holding, protection or enforcement of the Transaction Security,

(b)        the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee and each Receiver and Delegate by the Finance Documents or by law; and

(c)        any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

20.4.2         The Security Trustee may, after the relevant Transaction Security has become enforceable in accordance with its terms, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

21.              MITIGATION BY THE LENDERS

21.1            Mitigation

21.1.1         Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1

(Illegality) (or, in respect of the Issuing Bank, Clause 11.2 (Illegality in relation to Issuing Bank)), Clause 18 (Tax gross-up and indemnities), Clause 19 (Increased Costs),  Clause 20 (Other indemnities) or paragraph 3 of Schedule 4 (Mandatory Cost formula)  and to mitigate any cost, loss or liability arising from such circumstances including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

21.1.2         Clause 21.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

21.2            Limitation of liability

21.2.1         The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

21.2.2         A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

22.              COSTS AND EXPENSES

22.1            Transaction expenses

The Principal Borrower (or the Company on its behalf) shall promptly within five Business Days of demand or as otherwise agreed pay the Agent, the Arranger, the Issuing Bank and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Trustee, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

22.1.1         this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

22.1.2         any other Finance Documents executed after the date of this Agreement.

22.2            Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.9 (Change of currency), the Principal Borrower (or the Company on its behalf) shall, within five Business Days of demand, reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Trustee (and, in the case of the Security Trustee, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

22.3            Security Trustee expenses

The Principal Borrower shall promptly on demand pay to the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the administration or release of any Transaction Security.

22.4            Enforcement and preservation costs

The Principal Borrower (or the Company on its behalf) shall, within five Business Days of demand, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) properly incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings properly instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

23.              GUARANTEE AND INDEMNITY

23.1            Guarantee and indemnity

In consideration for the Lenders making available or continuing to make available the Facility, each Guarantor for itself and its successors, irrevocably and unconditionally jointly and severally:

23.1.1         guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

23.1.2         undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall within 5 Business Days of demand pay that amount as if it was the principal obligor; and

23.1.3         indemnifies each Finance Party within 5 Business Days of demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

23.2            Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part and shall remain in full force and effect until all amounts which may be or become payable by the Obligors under or in connection with the Finance Document have been irrevocably paid in full.

23.3            Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

23.3.1         the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

23.3.2         each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

23.4            Waiver of defences

The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:

23.4.1         any time, waiver or consent granted to, or composition with, any Obligor or other person;

23.4.2         the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

23.4.3         the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

23.4.4         any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

23.4.5         any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

23.4.6         any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

23.4.7         any insolvency or similar proceedings.

23.5            Immediate recourse

The liability of each Guarantor shall be joint and several. Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.6            Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

23.6.1         refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

23.6.2         hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 23.

23.7            Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any or all of the following rights which it may have by reason of performance by it of its obligations under the Finance Documents:

23.7.1         to be indemnified by an Obligor;

23.7.2         to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

23.7.3         to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

23.8            Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

23.8.1         that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

23.8.2         each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.9            Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.10          Guarantee Limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Letter applicable to such Additional Guarantor.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

24.              REPRESENTATIONS

24.1            General

24.1.1         Each Obligor makes the representations and warranties set out in this Clause 24 to each Finance Party in each case save as fairly disclosed in the Disclosure Letter.

24.1.2         In relation to the representations and warranties made on the date of this Agreement and any other date on or before the Closing Date, it is assumed that Completion has occurred and the Company has the knowledge of Senior Management.

24.2            Status

24.2.1         It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

24.2.2         It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

24.3            Binding obligations

Subject to the Legal Reservations:

24.3.1         the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

24.3.2         (without limiting the generality of Clause 24.3.1 above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

24.4            Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict in any material respect with:

24.4.1         any law or regulation applicable to it;

24.4.2         the constitutional documents of any member of the Group; or

24.4.3         any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

24.5            Power and authority

24.5.1         It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

24.5.2         No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

24.6            Validity and admissibility in evidence

All Authorisations:

24.6.1         required to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

24.6.2         required to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, and

24.6.3         necessary for the conduct of the business, trade and ordinary activities of members of the Group,

have been obtained or effected and are in full force and effect except for any Authorisation referred to in Clause 24.9 (No filing or stamp taxes) which Authorisations will be promptly obtained or effected after the Closing Date.

24.7            Governing law and enforcement

Subject to the Legal Reservations:

24.7.1         the express choice of governing law of each Finance Documents will be recognised and enforced in its Relevant Jurisdictions; and

24.7.2         any judgment obtained in the courts of the jurisdiction of the expressed governing law of each Finance Document will be recognised and enforced in its Relevant Jurisdictions.

24.8            Insolvency

No:

24.8.1         corporate action, legal proceeding or other procedure or step described in Clause 28.1.7(a) (Insolvency proceedings); or

24.8.2         creditors’ process described in Clause 28.1.8 (Creditors’ process),

has been taken or, to the knowledge of the Company, threatened in relation to a member of the Group or the Parent; and none of the circumstances described in Clause 28.1.6 (Insolvency) applies to a member of the Group.

24.9            No filing or stamp taxes

Subject to the Legal Reservations, under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:

24.9.1         registration of particulars of the Transaction Security at the Companies Registration Office in England and Wales under Section 395 of The Companies Act 1985;

24.9.2         registration of particulars of the relevant trade marks (if any) assigned or charged under such Transaction Security Documents at the Trade Marks Registry at the Patent Office in England and Wales;

24.9.3         registration of the transfers of shares which are the subject of the Transaction Security credited by the Transaction Security Documents;

24.9.4         registration of certain Transaction Security (if any) at the Land Registry or Land Charges Registry in England and Wales,

(or in each case the equivalent in jurisdictions other than the United Kingdom) all of which registrations and filings will be made promptly after the date of the relevant Finance Document other than to the extent that the Agent’s legal advisers have agreed to make such filing or registration.

24.10          Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

24.11          No default

24.11.1       No Event of Default and, on the date of this Agreement, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

24.11.2       No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) an event of default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

24.12          No misleading information

24.12.1       Any factual information provided by it and contained in the Information Package was to the best of its knowledge and belief true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

24.12.2       The financial projections contained in the Base Case Model have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions.

24.12.3       The expressions of opinion or intention in writing provided by or on behalf of an Obligor for the purposes of the Information Package were made after careful consideration and were fair and based on reasonable grounds.

24.12.4       So far as it is aware no event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any respect that could reasonably be expected to have a Material Adverse Effect.

24.12.5       All material written information provided to a Finance Party by or on behalf of the Investors, the Parent or the Company in connection with the Acquisition and/or the Target Group on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information Package) is so far as it is aware accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

The representations and warranties made with respect to the Reports are made by each Obligor in this Clause 24.12 only so far as it is aware after making due and careful enquiries.

24.13          Original Financial Statements

24.13.1       Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

24.13.2       Its unaudited Original Financial Statements fairly represent its financial condition and results of operations (consolidated in the case of Target’s audited annual accounts) for the relevant period referred to in Clause 25.1 (Financial Statements).

24.13.3       Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations (consolidated in the case of Target’s audited annual accounts) during the relevant financial year.

24.13.4       There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Company) since the date of the Original Financial Statements.

24.13.5       Its most recent financial statements delivered pursuant to Clause 25.1 (Financial Statements):

(a)        have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(b)        give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

24.13.6       The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

24.13.7       Since the date of the most recent financial statements delivered pursuant to Clause 25.1 (Financial Statements) there has been no material adverse change in the business, assets or financial condition of the Group.

24.14          No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Affect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

24.15          No breach of laws

24.15.1       So far as it is aware having made due and careful enquiry, it has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

24.15.2       No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry) threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

24.16          Environmental laws

24.16.1       Each member of the Group is in compliance with Clause 27.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

24.16.2       No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if adversely determined, to have a Material Adverse Effect..

24.17          Taxation

24.17.1       It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

24.17.2       No claims or investigations are being, or to the best of its knowledge and belief (having made due and careful enquiry) are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group of £500,000 (or its equivalent in any other currency) or more is reasonably likely to arise.

24.17.3       It is resident for Tax purposes only in the jurisdiction of its incorporation.

24.18          Security and Financial Indebtedness

24.18.1       No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group or a Holding Company of the Company other than as permitted by this Agreement.

24.18.2       No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

24.19          Ranking

Subject to the Legal Reservations and the Intercreditor Agreement, the Transaction Security (including the guarantee and indemnity pursuant to Clause 23 (Guarantee and Indemnity)) has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

24.20          Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

24.21          Legal and beneficial ownership

24.21.1       Subject to Clause 24.21.3, it and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

24.21.2       Subject to 24.21.3 all the Target Shares are or will be, immediately following Completion, legally and beneficially owned by the Company free from any claims, third party rights or competing interests other than Permitted Security permitted under Clause 27.14 (Negative Pledge).

24.21.3       The Target Shares are beneficially but not legally owned by the Company until those shares are registered in the register of shareholders of Target, which registration will be made as soon as reasonably practicable after the Closing Date.

24.22          Shares

The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. Except as provided in the Partnership Agreement, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any unit, share or loan capital of any member of the Group or member of the Target Group (including any option or right of pre-emption or conversion).

24.23          Intellectual Property

It and each of its Subsidiaries:

24.23.1       is the sole legal and beneficial owner of or has licensed to it on reasonable commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

24.23.2       so far as it is aware having made due and careful enquiry, does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

24.23.3       has taken all formal or procedural actions (including payment of fees) reasonably required to maintain any Intellectual Property owned by it and which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated in the Base Case Model.

24.24          Group Structure Chart

Assuming Completion has occurred, the Group Structure Chart is true, complete and accurate and shows the following information:

24.24.1       all members of the Group, all members of the Parent Group including current name and company registration number, its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is dormant or is not a company with limited liability;

24.24.2       all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person; and

24.24.3       all necessary intra-Group loans, transfers, share exchanges and other steps resulting in the final Group structure are set out in the Group Structure Chart and have been or will be taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

24.25          Acquisition Documents, disclosures and other Documents

24.25.1       The Acquisition Documents contain all the material terms of the Acquisition.

24.25.2       To the best of its knowledge no representation or warranty (as qualified by the Disclosure Letter) given by any party to the Acquisition Documents is untrue or misleading in any material respect.

24.25.3       The Partnership Agreement, the Service Contracts and the constitutional documents of the Company and the Parent (as amended to the extent permitted under this Agreement and the Intercreditor Agreement) contain all the material terms of all the agreements and arrangements between Senior Management and the Investors and between Senior Management, the Parent and any member of the Group.

24.26          Centre of main interests

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales.

24.27          No adverse consequences

24.27.1       Subject to the Legal Reservations, it is not necessary under the laws of its Relevant Jurisdictions:

(a)        in order to enable any Finance Party to enforce its rights under any Finance Document; or

(b)        by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions; and

24.27.2       no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

24.28          Holding Companies

Except as may arise under or directly in connection with the Transaction Documents and for Acquisition Costs, before the Closing Date neither the Company nor its Parent has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than in the case of the Company acting as a Holding Parent of the Company.

24.29          Times when representations made

24.29.1       All the representations and warranties in this Clause 24 are made by each Original Obligor on the date of this Agreement except for the representations and warranties set out in Clause 24.12 (No misleading information) which are deemed to be made by each Obligor, with respect to the Information Package, on the date of this Agreement and on the Closing Date.

24.29.2       The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.

24.29.3       All the representations and warranties in this Clause 24 except Clause 24.12 (No misleading information), Clause 24.24 (Group Structure Chart), Clause 24.25 (Acquisition Documents, Disclosures and Other Documents) and Clause 24.28 (Holding Companies) are deemed to be made by each Additional Obligor in respect of itself on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

24.29.4       Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

25.              INFORMATION UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 25:

“Annual Financial Statement” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 25.1 (Financial statements).

“Monthly Financial Statement” means the financial statements delivered pursuant to Clause 25.1.2  (Financial statements).

“Quarterly Financial Statement” means a Monthly Financial Statement in respect of a Quarterly Period of the Company expires.

25.1            Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

25.1.1         as soon as they are available, but in any event within 180 days after the end of each of its Financial Years:

(a)        its audited consolidated financial statements for that Financial Year;

(b)        the audited financial statements (consolidated if appropriate) of each Obligor other than any Obligor that is not required to prepare financial statements by its law of incorporation (which shall deliver unaudited financial statements in the format previously approved by the Agent) for that Financial Year; and

(c)        the audited financial statements of any other Material Company for that Financial Year (if requested by the Agent);

25.1.2         as soon as they are available, but in any event within 45 days or, in the case of the two Quarterly Periods immediately following Completion only, 60 days after the end of each Quarterly Period, its financial statements on a consolidated basis and financial statements for the Company and its Subsidiaries for that Quarterly Period (to include cumulative management accounts for the Financial Year to date), provided that no financial statements (or Compliance Certificates) shall be supplied under this Clause 25  until the end of the Quarterly Period ending on 30 April  2006.

25.2            Provision and contents of Compliance Certificate

25.2.1         The Company shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements.

25.2.2         The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 26 (Financial Covenants).

25.2.3         Each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the consolidated Annual Financial Statements of the Company, shall be reported on by the Company’s Auditors in the form agreed by them in an engagement letter to be entered into between the Agent and the Company’s Auditors such engagement letter being in agreed form at the date of this Agreement.

25.3            Cashflow forecast

The Company shall supply to the Agent on a semi-annual basis in sufficient copies for all the Lenders, as soon as it is available, but in any event within 45 days of the end of a Quarterly Period commencing with the second Quarterly Period following Completion, a cashflow forecast in respect of the Group relating to the 12 month period commencing at the end of the relevant Quarterly Period.

25.4            Requirements as to financial statements

25.4.1         The Company shall procure that each set of Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements includes a balance sheet, profit and loss account. In addition the Company shall procure that:

(a)        each set of Annual Financial Statements shall be audited by the Auditors;  and

(b)        each set of Quarterly Financial Statements is accompanied by a statement by the directors of the Company commenting on the performance of the Group and of the Company and its Subsidiaries for the Quarterly Period to which the financial statements relate and the Financial Year to date and any material developments or proposals affecting the Group, the Company and its Subsidiaries or its business provided that no such statement commenting on performance and proposals to which the financial statements relate requires to be delivered until the Quarterly Period ending on 30 April 2006.

25.4.2         Each set of financial statements delivered pursuant to Clause 25.1 (Financial statements):

(a)        shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or

fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;

(b)        in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Company comparing actual performance for the period to which the financial statements relate to:

(i)         the projected performance for that period set out in the Budget; and

(ii)        the actual performance for the corresponding period in the preceding Financial Year of the Group save that in respect of the first Financial Year following the Closing Date such comparison  (the “Initial Comparison”) shall be made in respect of the financial statements of the Target Group against its financial statements for its Financial Year falling immediately prior to the Closing Date with the Initial Comparison being in a form as agreed between the Agent and the Principal Borrower (each acting reasonably); and

(c)        shall be prepared in accordance with the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, the Company notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent:

(i)         a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Base Case Model or, as the case may be, that Obligor’s Original Financial Statements were prepared; and

(ii)        sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 26 (Financial covenants) has been complied with, and to make an accurate comparison between the financial position indicated in those financial statements and the Base Case Model (in the case of the

Company) or that Obligor’s Original Financial Statements (in the case of an Obligor).

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Case Model or, as the case may be, the Original Financial Statements were prepared.

25.4.3         If the Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Agent may notify the Company, stating the questions or issues which the Agent wishes to discuss with the Auditors. In this event, the Company must, subject to the Agent agreeing (acting reasonably) an engagement letter satisfactory to the Auditors, ensure that the Auditors are authorised (at the expense of the Company):

(a)        to discuss the financial position of each member of the Group with the Agent on request from the Agent; and

(b)        to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

25.5            Budget

25.5.1         The Company shall:

(a)        supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event no later than one Monthly Accounting Period before the start of each of its Financial Years, an annual Budget for that Financial Year; and

(b)        procure that the Budget shall also identify the dates of the Quarterly Period for the following Financial Year.

25.5.2         The Company shall ensure that each Budget:

(a)        includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group;

(b)        is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 25.1 (Financial statements); and

(c)        has been approved by the board of directors of the Company.

25.5.3         If any Obligor updates or changes the Budget in any material respect,  it shall within not more than 10 Business Days of the update or change being made deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

25.6            Presentations

If requested by the Agent, once in every financial year, or more frequently if requested to do so by the Agent if the Agent reasonably suspects a Default is continuing or has occurred or is reasonably likely to occur, at least two directors of the Company (one of whom shall be the chief financial officer) must give a presentation to the Finance Parties about:

25.6.1         the on-going business and financial performance of the Group; and

25.6.2         any other matter which a Finance Party may reasonably request.

25.7            Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders):

25.7.1         if requested by the Agent at the same time as they are dispatched, copies of all material notices and reports dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company or any Obligors to its creditors generally (or any class of them);

25.7.2         promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which are reasonably likely to be adversely determined and, if adversely determined, would involve a liability, or a potential or alleged liability, exceeding £500,000 (or its equivalent in other currencies);

25.7.3         promptly upon becoming aware of the relevant claim, the details of any claim exceeding £250,000 which is current, threatened or pending against the Vendor or any other person in respect of the Acquisition Documents;

25.7.4         as soon as reasonably practicable, on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to Senior Management and an up to date copy of its shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request.

25.8            Notification of default

25.8.1         Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

25.8.2         Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that so far as they are aware having made all due and diligent enquiries no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

25.9            “Know your customer” checks

25.9.1         If:

(a)        the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)        any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c)        a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of Clauses 25.9.1(c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in 25.9.1(c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in 25.9.1(c) above, any prospective new Lender to carry out and be satisfied (acting reasonably) with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

25.9.2         Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

25.9.3         The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 30 (Changes to the Obligors).

25.9.4         Following the giving of any notice pursuant to Clause 25.9.3  above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied (acting reasonably) with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

25.10          Auditors

The Company shall procure that its auditors are not changed other than to an Approved Auditor.

26.              FINANCIAL COVENANTS

26.1            Financial definitions

In this Clause 26:

“Capital Expenditure”	has the meaning given to that term by the Accounting Principles;

“Cashflow”	means, in respect of the Group in relation to any period, the aggregate of EBITDA for that period:

(a)           plus any decrease, or minus any increase, in Net Working Capital during that period;

(b)           plus any cash receipts by way of Extraordinary or Exceptional Items and minus any cash payments by way of Extraordinary or Exceptional Items, in each case, received or made during that period;

(c)           minus any dividends paid in cash in respect of minority interests for that period;

(d)           plus any dividends received from other fixed assets investments during that period;

(e)           minus any payment in cash made to associated undertakings during that period;

(f)            plus any increase or minus any decrease in provisions for liabilities and charges made in respect of that period;

(g)           minus Capital Expenditure paid in respect of that period net of any disposal or insurance proceeds utilised to fund, in whole or in part, such Capital Expenditure;

(h)           minus the aggregate of all corporation tax or other similar tax on profits of the Group paid during that period (net of any tax credits or rebates received during such period);

(i)            plus, if the Company so requests by written notice to the Agent, any New Equity received by the Company within 45 days of the end of the relevant period provided that only one such notice may be served during the term of this Facility.

In relation to this definition “Net Working Capital” means the aggregate of Current Assets (excluding all of cash at bank and cash in hand, all assets in relation to corporation tax or similar tax on profits of the Group and accrued interest receivable) less the aggregate of Current Liabilities (excluding monies due in relation to the Facility and other Financial Indebtedness and liabilities in relation to corporation tax or similar tax on profits of the Group, Extraordinary Items and dividends payable); “Current Assets” means, in relation to the Group, the aggregate value of its assets which are treated as current assets in accordance with the Accounting Principles; and “Current Liabilities” means, in relation to the Group, the aggregate value of its liabilities which are treated as current liabilities in accordance with the Accounting Principles);

“Current Assets”	means, in relation to any period, the aggregate value of all Trade Debtors and all Stock of each member of the Group;

“EBITDA”

means, in relation to any period, the consolidated profit of the Group for that period (excluding, for the avoidance of doubt, all Extraordinary and Exceptional Items) before deducting all Tax and all interest, periodic fees and other financing charges (including the interest element of finance lease payments) and adding back (to the extent already deducted:

(a)           depreciation charged to the Group’s profit and loss account;

(b)           any amounts of goodwill and any other intangible asset amortised or written off during such period or charged to the Group’s profit and loss account during such period;

(c)           any amount amortised against, or charged to, the Group’s profit and loss account during such period in respect of Acquisition Costs, but excluding:

(i)            profit attributable to minority interests;

(ii)           any profit or loss arising on the disposal of fixed assets;

(iii)          amounts written off the value of investments;

and

(iv)          income from participating interests in associated undertakings and income from any other fixed asset investment other than where received in cash;

(d)

(i)            customary fees and expenses of the Group payable in connection with:

A.            the issuance and maintenance of the Floating Rate Notes and this Agreement

B.            any Equity Offering;

C.            the incurrence, maintenance, termination or repayment of Indebtedness permitted by the covenant described under “Certain Covenants-Limitation on Incurrence of Additional Indebtedness” including Indebtedness constituting “Permitted Indebtedness” (as defined in the Floating Rate Note Instrument) of the Floating Rate Note Instrument;

D.            the Acquisition and any acquisition permitted under this Agreement; and

E.             compliance with the U.S. federal securities laws and the Sarbanes-Oxley Act of 2002 for a period of 12 months following the date of original issuance of the Floating Rate Notes;

(ii)           extraordinary bonus payments payable to the officers and employees of Target pursuant to the Phantom Share Scheme (as defined in the Acquisition Agreement) in respect of the

Target’s Financial Year 2006; and

(iii)          bonuses and fees payable to existing stockholders, directors, officers and employees of the Company, lenders, financial advisors and other Persons in connection with the Acquisition on or substantially contemporaneous with the Closing Date;

(e)           the Working Capital Adjustment;

“Equity Offering”

means any private or public offering or placing of Capital Stock (as defined in the Floating Rate Note Instrument) of the Company or any holding company of the Company to any Person (other than issuances upon exercise of options by employees of any Holding Company, the Company and any of its Subsidiaries;

“Extraordinary Items”	has the meaning given to that term in FRS3, but excluding those items listed in paragraph 20 of FRS3;

“Exceptional Items”	has the meaning given to that term in FRS3, but excluding those items listed in paragraph 20 of FRS3;

“Financial Year”	means, in respect of a member of the Group, an “accounting reference period” as such term is defined in Section 224 of the Companies Act 1985;

“Quarterly Period”

means:

(a)           the period commencing on the first day of the first Monthly Accounting Period in each Financial Year and ending on the last day of the third Monthly Accounting Period in each Financial Year (“Q1”);

(b)           the period commencing on the first day of the fourth Monthly Accounting Period in each Financial Year and ending on the last day of the sixth Monthly Accounting Period in each Financial Year (“Q2”);

(c)           the period commencing on the first day of the seventh

Monthly Accounting Period in each Financial Year and ending on the last day of the ninth Monthly Accounting Period in each Financial Year (“Q3”); and

(d)           the period commencing on the first day of the tenth Monthly Accounting Period in each Financial year and ending on the last day of the thirteenth Monthly Accounting Period in each Financial Year (“Q4”);

“Stock”

means, at any time, all raw materials, finished goods, materials and supplies of every nature and description and all other items properly included as “stock” of each member of the Group (less provision for obsolete or slow moving stock) in accordance with Accounting Principles (but excluding any of the above held in trust or subject to any reservation of title claim).

“Total Debt Service”	means in respect of any period, the ratio of Total Net Debt as at the end of such period to EBITDA for such period;

“Total Net Debt”

means the aggregate of:

(a)               that part of the Financial Indebtedness of the Group which relates to obligations for the payment or repayment of money in respect of principal incurred in respect of (i) monies borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument or (iii) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility (including, for the avoidance of doubt, any Financial Indebtedness under this Agreement); and

(b)              the capital element of all rentals or, as the case may be, other payments payable under any finance lease entered into by any member of the Group,

less the aggregate amount of Cash and Cash Equivalent Investments held by members of the Group;

“Total Net Debt Costs”	means, in relation to any period, the aggregate (without double counting) of all interest, commissions, periodic fees and other financing charges payable in cash by the members of the Group during that period (including the interest element payable under any finance lease) less any interest receivable in respect of cash balances, less any sums receivable or plus any sums payable by the Borrowers under any interest rate protection agreement of whatever description during that period, and for the avoidance of doubt excluding any fees and commission payable pursuant to Clauses 17.2 (Arrangement Fee) and 17.3 (Monitoring fees);

“Trade Debtors”

means, at any time, all debts due to each member of the Group in the ordinary course of business outstanding for not more than 90 days from date of invoice and which are not bad or doubtful but excluding:-

(a)               any debt owed by another member of the Group;

(b)              any debt owed by any person who is also a creditor of a Group to the extent of the amount owed by that member of the member of the Group to that creditor;

(c)               any debt which has been assigned or charged to or is held in trust for any third party or is subject to any factoring or invoice discounting or similar arrangement;

“Working Capital Adjustment”	means the adjustment to Working Capital (as such term is defined in the Acquisition Agreement) in accordance with the Fifth Schedule to the Acquisition Agreement.

26.2            Financial condition

The Company shall ensure that:

26.2.1         Total Cash Cover: the ratio of Cashflow to Total Net Debt Costs in respect of any Financial Year tested on the last day of each Financial Year commencing with the financial year ending 31 January 2007 shall not be less than 1:1;

26.2.2         Total Interest Cover:  the ratio of EBITDA to Total Net Debt Costs in respect of:-

(a)        the Quarterly Period commencing on 31 July 2006,  shall be not less than 1.5:1; and

(b)        any Quarterly Period thereafter, shall not be less than 1.75:1.

26.2.3         Asset Cover:  the Current Assets of the Group shall not, at any time, be less than 200% of the aggregate of the Base Currency Amount outstanding under the Revolving Facility as tested on each Quarter Date commencing on 30 April 2006.

26.3            Financial testing

26.3.1         The calculation of the financial covenants in clauses 26.2.1 and 26.2.2 shall be by reference to the immediately preceding 12 month period except in respect of the calculations to be made prior to the fifth Quarter Date following the Closing Date which shall be made by reference to the period from the end of the first whole Quarterly Period following the Closing Date to the relevant test date.

26.3.2         The financial covenants set out in Clause 26.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 25.2 (Provision and contents of Compliance Certificate).

27.              GENERAL UNDERTAKINGS

The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

27.1            Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and, if requested by the Agent, supply certified copies to the Agent of any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

27.1.1         enable it to perform its obligations under the Finance Documents and the Acquisition Documents;

27.1.2         ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or Acquisition Document; and

27.1.3         carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.2            Compliance with laws

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

27.3            Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will):

27.3.1         comply with all Environmental Law;

27.3.2         obtain, maintain and ensure compliance with all requisite Environmental Permits;

27.3.3         implement procedures to monitor compliance with and to prevent liability under any Environmental Law affecting the conduct of the business,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.4            Environmental claims

Each Obligor shall (through the Company), promptly upon becoming aware of the same, inform the Agent in writing of:

27.4.1         any Environmental Claim against any member of the Group which is current, pending or threatened; and

27.4.2         any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

27.5            Taxation

27.5.1         Each Obligor shall (and the Company shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)        such payment is being contested in good faith;

(b)        adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 25.1 (Financial statements); and

(c)        such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

27.5.2         No member of the Group may change its residence for Tax purposes.

Restrictions on business focus

27.6            Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction.

27.7            Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company, the Obligors or the Group taken as a whole from that carried on by the Target Group at the date of this Agreement.

27.8            Acquisitions

27.8.1         Except as permitted under Clause 27.8.2 below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(a)        acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(b)        incorporate a company.

27.8.2         Clause 27.8.1 does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(a)        a Permitted Acquisition; or

(b)        a Permitted Transaction.

27.9            Joint ventures

27.9.1         Except as permitted under Clause 27.9.2 below, no Obligor shall (and the Company shall ensure that no member of the Group will):

(a)        enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)        transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

27.9.2         Clause 27.9.1 above does not apply to any acquisition (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Disposal or a Permitted Joint Venture.

27.10          Holding Companies and Funding Vehicles

27.10.1       The Company shall not trade, carry on any business, own any assets or incur any liabilities except for:

(a)        the provision of administrative services (excluding treasury services) to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

(b)        ownership of shares in its Subsidiaries, intra-Group debit balances and credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

(c)        any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

27.10.2       Pipe Acquisition Finance PLC shall not trade, carry on any business, own any assets or incur any liabilities except of the purpose of transfer of funds to the Company pursuant to the offering of the Floating Rate Notes in the United Kingdom and the Company shall undertake to wind up such company as soon as reasonably practicable following the Exchange Offer.

Restrictions on dealing with assets and Security

27.11          Preservation of assets

Each Obligor shall (and the Company shall ensure that each member of the Group will) so far as it is commercially reasonable maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

27.12          Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

27.13          Acquisition Documents

27.13.1       The Company shall promptly pay all amounts payable to the Vendors under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the Group and where adequate reserves are set aside for any such payment).

27.13.2       The Company shall (and the Company shall procure that each relevant member of the Group) take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Acquisition Documents having regard to the commerciality thereof.

27.14          Negative pledge

In this Clause 27.14, “Quasi-Security” means a transaction described in Clause 27.14.2.

Except as permitted under Clause 27.14.3:

27.14.1       no Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

27.14.2       no Obligor shall (and the Company shall ensure that no other member of the Group will):

(a)        sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(b)        sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)        enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)        enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

27.14.3       Clause 27.14.1 and 27.14.2  do not apply to any Security or (as the case may be) Quasi-Security, which is:

(a)        Permitted Security; or

(b)        a Permitted Transaction.

27.15          Disposals

27.15.1       Except as permitted under Clause 27.15.2, no Obligor shall (and the Company shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

27.15.2       Clause 27.15.1  above does not apply to any sale, lease, transfer or other disposal which is:

(a)        a Permitted Disposal; or

(b)        a Permitted Transaction.

27.16          Arm’s length basis

27.16.1       Except as permitted by Clause 27.16.2, no Obligor shall (and the Company shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

27.16.2       The following transactions shall not be a breach of this Clause 27.16:

(a)        intra-Group loans permitted under Clause 27.17 (Loans or credit);

(b)        fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent; and

(c)        any Permitted Transactions.

Restrictions on movement of cash - cash out

27.17          Loans or credit

27.17.1       Except as permitted under Clause  27.17.2 below, no Obligor shall (and the Company shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

27.17.2       Clause 27.17.1 above does not apply to:

(a)        a Permitted Loan; or

(b)        a Permitted Transaction.

27.18          No Guarantees or indemnities

27.18.1       Except as provided under Clause 23 (Guarantee and Indemnity) or permitted under Clause 27.18.2, no Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

27.18.2       Clause 27.18.1 does not apply to a guarantee which is:

(a)        a Permitted Guarantee; or

(b)        a Permitted Transaction.

27.19          Dividends and share redemption

27.19.1       Except as permitted by Clause 27.19.2 the Company shall ensure that no member of the Group will:

(a)        declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)        repay or distribute any dividend or share premium reserve;

(c)        pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Company; or

(d)        redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

27.19.2       Clause 27.19.1 does not apply to a Permitted Distribution.

27.20          Investment Documents

The Company may not (and will ensure that no other member of the Group will):

27.20.1       repay or prepay any principal amount (or capitalised interest) outstanding under the Investment Documents;

27.20.2       pay any interest, fee or charge accrued or due under the Investment Documents;

27.20.3       purchase, redeem, defease or discharge any of the amounts outstanding under the Investment Documents.

27.21          Subordinated Debt

27.21.1       Except as permitted under Clause 27.21.2, no Obligor shall (and the Company shall ensure that no member of the Group will):

(a)        repay or prepay any principal amount (or capitalised interest) outstanding under the Subordinated Debt;

(b)        pay any interest or other amounts payable in connection with the Subordinated Debt; or

(c)        purchase, redeem, defease or discharge any amount outstanding with respect of the Subordinated Debt.

27.21.2       Clause 27.21.1 does not apply to a Permitted Payment.

27.22          Financial Indebtedness

27.22.1       Except as permitted under Clause 27.22.2, no Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

27.22.2       Clause 27.22.1 above does not apply to Financial Indebtedness which is:

(a)        Permitted Financial Indebtedness; or

(b)        a Permitted Transaction.

27.23          Share capital

No Obligor shall (and the Company shall ensure no member of the Group will) issue any shares except pursuant to a Permitted Share Issue or Permitted Transaction.

Miscellaneous

27.24          Insurance

27.24.1       Each Obligor shall (and the Company shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

27.24.2       All insurances must be with reputable independent insurance companies or underwriters.

27.24.3       Where insurances and risks have been identified in the Insurance Report, the Company shall ensure the insurances maintained are at least in respect of the business and assets and against the risks and to the extent recommended in the Insurance Report.

27.25          Pensions

27.25.1       The Company shall ensure that all pension schemes operated after the Closing Date by any member of the Group for the benefit of any of its employees only provide money purchase benefits, as defined in section 181 of the Pension Schemes Act 1993 and that all contributions, which are payable by any member of the Group under those pension schemes are duly made and remitted within applicable statutory time limits. For the avoidance of doubt, no member of the Group shall be regarded for the purposes of this Clause 27 as operating a pension scheme after the Closing Date if it has ceased to participate in that scheme on or before the Closing Date by virtue of the Acquisition.

27.25.2       The Company shall ensure that no action or omission is taken by any member of the Group in relation to any pension schemes operated after the Closing Date mentioned in 27.25.1 above which has or is reasonably likely to have a Material Adverse Effect.

27.25.3       The Company shall ensure that no member of the Group establishes any defined benefit occupational pension scheme after the Closing Date.

27.25.4       The Company shall deliver to the Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Company), actuarial reports in relation to all pension schemes operated after the Closing Date mentioned in Clause 27.25.1 above.

27.25.5       The Company shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes operated after the Closing Date mentioned in 27.25.1 above paid or required to be paid (by law or otherwise).

27.26          Access

Each Obligor shall, and the Company shall ensure that each member of the Group will, (not more than once in every Financial Year unless the Agent reasonably suspects a Default is continuing or is likely to occur) permit the Agent and/or the Security Trustee and/or (to the extent reasonably required) accountants or other professional advisers and contractors of the Agent or Security Trustee free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Company to (to the extent that such costs are fair and reasonable) (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with Senior Management and (c) give assistance to the accountants or other professional advisers and contractors preparing reports reasonably required by the Agent and/or the Security Trustee provided that the Agent and/or Security Trustee (as applicable) shall use all reasonable endeavours to minimise any disruption or inconvenience caused thereby.

27.27          Service contracts

27.27.1       The Company must ensure that there is in place in respect of each Obligor and each Material Company qualified management with appropriate skills.

27.27.2       If any of the Senior Management ceases (whether by reason of death, retirement at normal retiring age or through ill health or otherwise) to perform his or her duties (as required under the Service Contracts), the Company must promptly notify the Agent and inform the Agent of the identity of any replacement.

27.28          Intellectual Property

Each Obligor shall and the Company shall procure that each Group member will:

27.28.1       preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

27.28.2       use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

27.28.3       make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

27.28.4       not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property;

27.28.5       not discontinue the use of the Intellectual Property,

where the failure to do so is reasonably likely to have a Material Adverse Effect.

27.29          Amendments

No Obligor shall (and the Company shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Agent pursuant to Clauses 4.1 (Initial conditions precedent) or Clause 30 (Changes to the Obligors) or enter into any agreement with any shareholders of the Company (other than as set out in the Investment Documents) or any of their Affiliates which is not a member of the Group except in writing:

27.29.1       in accordance with the provisions of Clause 40 (Amendments and Waivers) or of the Intercreditor Agreement; or

27.29.2       prior to or on the Closing Date, with the prior written consent of the Original Lenders; or

27.29.3       after the Closing Date, in a way which:

(a)        could not be reasonably expected materially and adversely to affect the interests of the Lenders; and

(b)        would not change the date, amount or method of payment of interest or principal on the Subordinated Debt.

27.29.4       The Company shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in Clauses 27.29.1  to 27.29.3  above.

27.30          Financial assistance

Each Obligor shall (and the Company shall procure each member of the Group will) comply in all respects with Sections 151 to 158 of the United Kingdom Companies Act 1985 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

27.31          Group bank accounts

The Company shall ensure that:

27.31.1       except in relation to existing banking arrangements in locations where The Governor and Company of the Bank of Scotland does not maintain a branch offering the relevant banking services, all bank accounts of the Group shall be opened and maintained with a Finance Party or an Affiliate of a Finance Party and be subject to valid Security under the Transaction Security Documents; and

27.31.2       any cash sums in excess of £3,000,000 held in any currency by any member of the Group or any branch of any member of the Group where such cash sums are not subject to Transaction Security are transferred to a member of the Group who has provided Transaction Security over any cash sums held by it as soon as reasonably practicable follow the cash reaching such limit save where such cash in excess of that limit is required for the proper operation of the business as determined by the finance director of the Group or other suitably qualified officer in consultation with the Agent (both acting reasonably).

27.32          Treasury Transactions

27.32.1       No Obligor shall (and the Company will procure that no members of the Group will) enter into any Treasury Transaction, other than:

(a)        spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(b)        any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than 24 months and not for speculative purposes.

27.33          Ring Fencing Arrangements

The Company will:

27.33.1       procure the business of each member of the Parent Group which is not an Obligor is carried on independently from and at arm’s length to the business carried on by any Obligor and, in particular, that any services or assets provided  by an Obligor to a member of the Parent Group which is not an Obligor (or vice-versa) are only provided to the extent require for the proper operation of the recipient’s business and  on arm’s length terms for full  market consideration payable in cash or on terms which would apply to any transactions on arm’s length terms in the market generally;

27.33.2       save as expressly permitted by any other provisions of this Agreement, ensure that no Obligor shall (without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed):

(a)        make any loan, grant any credit or give or permit to subsist any security, guarantee, indemnity or financial accommodation or liability (whether actual or contingent) to or for the benefit of any member of the Parent Group  which is not an Obligor; or

(b)        make any cash payments to a member of the Parent Group which is not an Obligor; or

(c)        subscribe for any shares, loan notes, debentures, commercial paper or other financial instrument issued or proposed to be issued by a member of the Parent Group which is not an Obligor or underwrite any issue of the same.

27.34          Further assurance

27.34.1       Each Obligor shall (and the Company shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify and on terms not materially more onerous than those in the Transaction Security Documents (and in such form as the Security Trustee may reasonably require in favour of the Security Trustee or its nominee(s)):

(a)        to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)        to confer on the Security Trustee or  confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(c)        to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

27.34.2       Each Obligor shall (and the Company shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Finance Parties by or pursuant to the Finance Documents.

27.35          Publicity

The Company shall agree to any reasonable request from the Agent to publicise details of the transaction contemplated by the Transaction Documents subject to reasonable notice of the details of the same provided that no Finance Party may disclose in any publicity any information not otherwise publicly available.

27.36          Conditions subsequent

27.36.1       Subject to Clause 27.36.1, the Company shall procure that within 40 days of the date of this Agreement the Initial Singapore Obligor shall:

(a)        accede to this Agreement as an Additional Guarantor and deliver each of the documents listed in Part II of Schedule 2 (Conditions Precedent);

(b)        deliver to the Security Trustee a fixed and floating charge over all its assets and undertaking in such form as approved by the Security Trustee (acting reasonably); and

(c)        deliver all documentation required set out in Part II of Schedule 2 (Conditions Precedent) required in Singapore to follow the procedures set out in section 76(10) of the Companies Act, Chapter 50 of Singapore in order to enable the

Initial Singapore Obligor to enter into a perform its obligations under the Finance Documents.

27.36.2       In the event that the Company is unable to comply with the provisions of Clause 27.36.1 within the time limit set out therein, the Margin applicable to the Facility shall be:

(a)        for the period commencing on the date falling 40 days after the date of this Agreement until the date falling 90 days after the date of this Agreement, three point five per cent (3.5%) per annum; and

(b)        for the period commencing on the date falling 90 days after the date of this Agreement until the provisions of Clause 27.36.1 have been complied with, four per cent (4%) per annum.

28.              EVENTS OF DEFAULT

28.1            Each of the events or circumstances set out in Clause 28.1 to 28.1.19 is an Event of Default.

28.1.1         Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)        its failure to pay is caused by administrative or technical error; and

(b)        payment is made within 3 Business Days of its due date.

28.1.2         Financial covenants and other obligations

(a)        Any requirement of Clause 26 (Financial covenants) is not satisfied.

(b)        There is a breach of any of the Material Provisions.

28.1.3         Other obligations

(a)        An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.1.1 (Non-payment) and Clause 28.1.2 (Financial covenants and other obligations)).

(b)        No Event of Default under Clause (a) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days or, in the case of a breach of Clause 27.24 (Insurance), 5 Business Days of the earlier of (a) the Agent giving notice to the Company or relevant Obligor or (b) the Company or an Obligor becoming aware of the failure to comply.

28.1.4         Misrepresentation

(a)        Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)        No Event of Default under Clause 28.4.1 will occur if the circumstance causing such breach of representation or statement is capable of remedy and is remedied within 15 Business Days of the earlier of (a) the Agent giving notice to the Company or the relevant Obligor or (b) the Company or an Obligor becoming aware of the breach, by reference to the facts and circumstances existing on the later date, is not incorrect or misleading in any material respect when repeated.

28.1.5         Cross default

(a)        Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)        Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)        Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)        No Event of Default will occur under this Clause 28.1.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clause (a) to (c) is less than £500,000 (or its equivalent in any other currency or currencies). This Clause (d) does not apply to any amounts due or payable under the Subordinated Debt Documents.

28.1.6         Insolvency

(a)        An Obligor is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law (excluding section 123(1)(a) of the Insolvency Act 1986 or any equivalent provision), suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness provided that it shall not constitute an Event of Default if in the reasonable opinion of the Agent the rescheduling of any of its indebtedness is for a reason unrelated to the insolvency of any Obligor or the inability of any Obligor to pay its debts.

(b)        The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)        A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

28.1.7         Insolvency proceedings

(a)        Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)         the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor other than a solvent liquidation or reorganisation;

(ii)        a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)       the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv)       enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)        Clause (a) shall not apply to:

(i)         any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days (where the jurisdiction is the United Kingdom) or 30 days in any other jurisdiction of commencement or, if earlier, the date on which it is advertised; or

(ii)        any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction.

28.1.8         Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor having an aggregate value of £500,000 (or its equivalent)  and is not discharged within 30 days.

28.1.9         Unlawfulness and invalidity

(a)        It is or becomes unlawful for an Obligor or, in the case of the Intercreditor Agreement, a member of the Group to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful and such unlawfulness materially and adversely affects the interests of the lenders under the Finance Documents and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(b)        Any obligation or obligations of any Obligor under any Finance Documents or any member of the Group under the Intercreditor Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely effects the interests of the Lenders under the Finance Documents and such unlawfulness materially and adversely affects the interests of the lenders under the Finance Documents and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)        Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective and such unlawfulness materially and adversely affects the interests of the lenders under the Finance Documents and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

28.1.10       Intercreditor Agreement

(a)        Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or

(b)        a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 7 days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation and such non-compliance or circumstance  has or is reasonably likely to have a Material Adverse Effect.

28.1.11       Cessation of business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal which is a Permitted Disposal or a Permitted Transaction and such suspension or cessation has or is reasonably likely to have a Material Adverse Effect.

28.1.12       Change of ownership

After the Closing Date, an Obligor (other than the Company) ceases to be a wholly-owned Subsidiary of the Company and the Company ceases to be a wholly owned subsidiary of the Parent.

28.1.13       Change of management

Any member of Senior Management  ceases to be employed by the Group  or to devote the time and attention to the business, trade and offices of the Group or perform the functions required under the terms of his  Service Contract and an adequately qualified replacement person has not given a legally binding acceptance to an offer of employment within 180 days of that cessation. This Event of Default shall also apply to any replacement person as if references in this Clause 28.13 to Senior Management were references to that replacement person and references to “Service Contract” were references to the service contract of that person.

28.1.14       Audit qualification

The Auditors of the Group qualify the audited annual consolidated financial statements of the Company unless such qualification is (in the opinion of the Agent) of a technical nature and not material.

28.1.15       Expropriation

The authority or ability of any Obligor to conduct its business as a whole is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets.

28.1.16       Repudiation and rescission of agreements

(a)        An Obligor (or any other relevant party other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)        Any party to the Acquisition Documents, the Investment Documents, the Intercreditor Agreement or the Subordinated Loan Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is reasonably likely to have a Material Adverse Effect

28.1.17       Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

28.1.18       Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

28.1.19       Financial assistance

The Initial Singapore Obligor fails to comply with the provisions of Clause 27.36  (Conditions subsequent) within 120 days of the date of this Agreement.

28.2            Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

28.2.1         cancel the Total Commitments and/or Ancillary Commitments at which time they shall immediately be cancelled;

28.2.2         declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

28.2.3         declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

28.2.4         declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;

28.2.5         declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

28.2.6         declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable;

28.2.7         declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

28.2.8         exercise or direct the Security Trustee to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 9

CHANGES TO PARTIES

29.              CHANGES TO THE LENDERS

29.1            Assignments and transfers by the Lenders

Subject to this Clause 29, a Lender (the “Existing Lender”) may:

29.1.1         assign any of its rights; or

29.1.2         transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is a Qualifying Lender (the “New Lender”) provided that the number of Lenders shall not exceed four without the prior consent of the Company.

29.2            Conditions of assignment or transfer

29.2.1         An Existing Lender must consult with the Company for no more than 10 Business Days before it may make an assignment or transfer in accordance with Clause 29.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is:

(a)        to another Lender or an Affiliate of a Lender;

(b)        to a fund within the same investor group as the fund which is the Existing Lender; or

(c)        made at a time when an Event of Default is continuing.

29.2.2         The consent of the Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under the Revolving Facility.

29.2.3         An assignment will only be effective on:

(a)        receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(b)        the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(c)        the performance by the Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

29.2.4         A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 29.5 (Procedure for transfer) is complied with.

29.2.5         If:

(a)        a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)        as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 18 (Tax gross-up and indemnities) or Clause 19 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

29.3            Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender or made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,500.

29.4            Limitation of responsibility of Existing Lenders

29.4.1         Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)        the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(b)        the financial condition of any Obligor;

(c)        the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(d)        the accuracy of any statements (whether written or oral) made in or in connection with any Transaction  Document or any other document,

and any representations or warranties implied by law are excluded.

29.4.2         Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(a)        has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(b)        will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

29.4.3         Nothing in any Finance Document obliges an Existing Lender to:

(a)        accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or

(b)        support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

29.5            Procedure for transfer

29.5.1         Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 29.5.3 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing

Lender and the New Lender. The Agent shall, subject to Clause 29.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

29.5.2         The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender.

29.5.3         On the Transfer Date:

(a)        to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(b)        each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(c)        the Agent, the Arranger, the Security Trustee, the New Lender, the other Lenders, the Issuing Bank and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Trustee, the Issuing Bank and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)        the New Lender shall become a Party as a “Lender”.

29.6            Copy of Transfer Certificate to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

29.7            Disclosure of information

29.7.1         Any Lender may disclose to any of its Affiliates and any other person:

(a)        to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(b)        with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

(c)        to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; and

29.7.2         any Finance Party may disclose to a rating agency or its professional advisers, or (with the consent of the Company) any other person,

any information about any Obligor, the Group and the Finance Documents as that Lender or other Finance Party shall consider appropriate provided that the person to whom the information is to be given has first entered into a valid and binding Confidentiality Undertaking.

30.              CHANGES TO THE OBLIGORS

30.1            Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

30.2            Additional Borrowers

30.2.1         Subject to compliance with the provisions of Clauses 25.9.3  and 25.9.4  (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries which is not dormant becomes a Borrower. That Subsidiary shall become a Borrower if:

(a)        the Majority Lenders approve the addition of that Subsidiary;

(b)        the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

(c)        the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

(d)        the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(e)        the Agent has received all of the documents and other evidence listed in Part II of Schedule 2  (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

30.2.2         The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2  (Conditions Precedent).

30.3            Resignation of a Borrower

30.3.1         In this Clause 30.3  and 30.5 (Resignation of a Guarantor) “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 27.15  (Disposals) or made with the approval of the Majority Lenders (and the Company has confirmed this is the case).

30.3.2         If a Borrower is the subject of a Third Party Disposal, the Company may request that such Borrower (other than the Company and the Principal Borrower) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

30.3.3         The Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:

(a)        the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(b)        the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(c)        where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 30.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case).

30.3.4         Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect.

30.3.5         The Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in Clause 30.3.1 above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

30.4            Additional Guarantors

30.4.1         Subject to compliance with the provisions of Clause 25.9.3 and 25.9.4   (“Know your customer” checks), the Company may request that any of its Subsidiaries become a Guarantor.

30.4.2         The Company shall procure that any other member of the Group which is a Material Company shall, as soon as possible after becoming a Material Company, shall become an Additional Guarantor and grant Security as the Agent may require and shall accede to the Intercreditor Agreement.

30.4.3         A member of the Group shall become an Additional Guarantor if:

(a)        the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

(b)        the Agent has received all of the documents and other evidence listed in  Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

30.4.4         The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in  Part II of  Schedule 2 (Conditions Precedent).

30.5            Resignation of a Guarantor

30.5.1         The Company may request that a Guarantor (other than the Company or the Principal Borrower) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(a)        that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 30.3  (Resignation of a Borrower)) and the Company has confirmed this is the case; or

(b)        all the Lenders have consented to the resignation of that Guarantor.

30.5.2         The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(a)        the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(b)        no payment is due from the Guarantor under Clause 23.1 (Guarantee and indemnity); and

(c)        where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause  30.3  (Resignation of a Borrower).

30.5.3         The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

30.6            Further Security

30.6.1         The Company shall procure that:

(a)        any Borrower or Guarantor which has not entered into a Transaction Security Document shall (unless prohibited by law) within 5 Business Days after being required to do so by the Agent (acting on the instructions of the Majority Lenders) execute a Security Document in favour of the Transaction Security Trustee for the benefit of the Finance Parties:

(i)         in respect of any Borrower or Guarantor incorporated under the laws of England and Wales over all its assets, business and undertakings; and

(ii)        in respect of any Borrower or Guarantor incorporated under the laws of a jurisdiction other than that of England and Wales over the shares in its Subsidiaries and over bank accounts and over such other assets which it possesses in respect of which it is possible for Security to be granted over,

(in each case, “Relevant Assets”),

as security for all indebtedness under the Finance Documents and which:

A.        creates security over the Relevant Assets equivalent to the security granted to the Security Trustee by members of the Group with similar Relevant Assets incorporated in the same jurisdiction as that Borrower or Guarantor; or

B.         if that Borrower or Guarantor is incorporated in a jurisdiction in which no other member of the Group is incorporated or in which no other member of the Group incorporated in the same jurisdiction as that member of the Group with similar Relevant Assets has granted security, shall be in form and substance satisfactory to the Security Trustee (acting reasonably); and

(b)        the immediate Holding Company of any such Borrower or Guarantor shall (unless prohibited by law) execute a Security Document in favour of and in form and substance satisfactory to the Security Trustee (acting reasonably) over the entire issued share capital of that Borrower or Guarantor as security for all indebtedness under the Finance Documents;

(c)        if the Agent so requires, taking into account the cost to benefit of doing so and any other legal limitations affecting the same, any Material Subsidiary which is a Guarantor shall grant to the Security Trustee as soon as reasonably practicable after being required, such further Security over its assets as the Agent shall reasonably require together with relevant legal opinions relating to the granting of the same.

30.6.2         The Company shall procure that any evidence which the Agent shall reasonably require of the due execution of any additional Transaction Security Document pursuant to clause 30.3.5  or any other provision of this Agreement is provided to the Agent, together with a legal opinion satisfactory to the Agent.

30.7            Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in Clause 24.29 (Times when representations made) are true and correct in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10

THE FINANCE PARTIES

31.              ROLE OF THE AGENT, THE SECURITY TRUSTEE, THE ARRANGER, THE ISSUING BANK AND OTHERS

31.1            Appointment of the Agent

31.1.1         Each of the other Finance Parties appoints the Agent to act as its agent under and in connection with the Finance Documents.

31.1.2         Each of the other Finance Parties appoints the Security Trustee to act as security trustee under and in connection with the Finance Documents.

31.1.3         Each of the other Finance Parties authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2            Duties of the Agent

31.2.1         The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

31.2.2         Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

31.2.3         If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

31.2.4         The Agent shall promptly forward to the Security Trustee such certification as the Security Trustee may require from time to time pursuant to Clause 31.17 (Security Trust Provisions).

31.2.5         If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the

Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

31.2.6         The Agent’s and the Security Trustee’s duties under the Finance Documents are solely mechanical and administrative in nature.

31.3            Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

31.4            Role of the Security Trustee

The Security Trustee shall not be an agent of any Finance Party or any Obligor under or in connection with the Finance Documents.

31.5            No fiduciary duties

31.5.1         Nothing in this Agreement constitutes the Agent, the Arranger and/or the Issuing Bank as a trustee or fiduciary of any other person.

31.5.2         None of the Agent, the Security Trustee, the Arranger, the Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.6            Business with the Group

The Agent, the Security Trustee, the Arranger, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.7            Rights and discretions

31.7.1         The Agent, the Security Trustee and the Issuing Bank may rely on:

(a)        any representation, notice or document believed by it and appearing on its face to be genuine, correct and appropriately authorised; and

(b)        any statement made by a director or authorised signatory of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

31.7.2         The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)        no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1.1 (Non-payment));

(b)        any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;  and

(c)        any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

31.7.3         The Agent and the Security Trustee may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

31.7.4         The Agent and the Security Trustee may act in relation to the Finance Documents through its personnel and agents.

31.7.5         The Agent and the Security Trustee may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

31.7.6         Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arranger, the Security Trustee or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

31.8            Majority Lenders’ instructions

31.8.1         Unless a contrary indication appears in a Finance Document, the Agent and the Security Trustee shall (i) exercise any right, power, authority or discretion vested in it as Agent or as Security Trustee, as the case may be, in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Trustee) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

31.8.2         Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

31.8.3         The Agent and the Security Trustee may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

31.8.4         In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) each of the Agent and the Security Trustee may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

31.8.5         The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 31.8.5 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

31.9            Responsibility for documentation

None of the Agent, the Arranger, the Security Trustee, the Issuing Bank or any Ancillary Lender:

31.9.1         is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger,  the Security Trustee, the Issuing Bank, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the Reports or the transactions contemplated in the Finance Documents; or

31.9.2         is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

31.10          Exclusion of liability

31.10.1       Without limiting paragraph 31.10.2 below, none of the Agent, the Security Trustee, the Issuing Bank, or any Ancillary Lender will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

31.10.2       No Party (other than the Agent, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Trustee, the Issuing Bank or any Ancillary Lender, in respect of any claim it might have against the Agent, the Security Trustee, the Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent, the Security Trustee, the Issuing Bank or any Ancillary Lender may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

31.10.3       Neither the Agent nor the Security Trustee will be liable (absent negligence or wilful misconduct) for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Trustee  if the Agent or the Security Trustee, as the case may be,  has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent  or the Security Trustee for that purpose.

31.10.4       Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

31.11          Lenders’ indemnity to the Agent and the Security Trustee

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and the Security Trustee, within three Business Days of demand, against any cost, loss or liability incurred by the Agent  and the Security Trustee (otherwise than by reason of gross negligence or wilful misconduct) in acting as Agent or, as the case may be, as the Security Trustee under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

31.12          Resignation of the Agent and the Security Trustee

31.12.1       The Agent or the Security Trustee may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

31.12.2       Alternatively the Agent or the Security Trustee may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent or, as the case may be, Security Trustee.

31.12.3       If the Majority Lenders have not appointed a successor Agent  or Security Trustee in accordance with Clause 31.12.2 within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent  or, as the case may be, the Security Trustee (acting through an office in the United Kingdom).

31.12.4       The retiring Agent or Security Trustee shall, at its own cost, make available to the successor Agent or Security Trustee such documents and records and provide such assistance as the successor Agent or Security Trustee, as the case may be, may reasonably request for the purposes of performing its functions as Agent or, as the case may be, Security Trustee under the Finance Documents.

31.12.5       The resignation notice of the Agent or Security Trustee shall only take effect upon the appointment of a successor.

31.12.6       Upon the appointment of a successor, the retiring Agent or Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.12.7       After consultation with the Company, the Majority Lenders may, by notice to the Agent or the Security Trustee, requires it to resign in accordance with Clause 31.12.2 above. In this event, the Agent or, as the case may be, the Security Trustee shall resign in accordance with Clause 31.12.2 above.

31.13          Confidentiality

31.13.1       The Agent (in acting as agent for the Finance Parties) and the Security Trustee (in acting as Security Trustee for the Finance Parties) shall be regarded as acting through its agency or administrative division which shall be treated as a separate entity from any other of its divisions or departments.

31.13.2       If information is received by another division or department of the Agent or the Security Trustee, it may be treated as confidential to that division or department and the Agent or the Security Trustee, as case may be, shall not be deemed to have notice of it.

31.13.3       Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent or the Security Trustee nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

31.14          Relationship with the Lenders

31.14.1       The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

31.14.2       Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4  (Mandatory Cost formula).

31.14.3       Each Lender shall supply the Agent with any information that the Security Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee. Each Lender shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee.

31.15          Credit appraisal by the Lenders, Issuing Bank and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, the Security Trustee and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

31.15.1       the financial condition, status and nature of each member of the Group;

31.15.2       the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

31.15.3       whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

31.15.4       the adequacy, accuracy and/or completeness of the Security Trustee, the Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

31.15.5       the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

31.16          Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

31.17          Security Trust Provisions

31.17.1       The Security Trustee and each other Finance Party agree that the Security Trustee shall hold the Charged Property in trust for the benefit of the Finance Parties on the terms of the Finance Documents.

31.17.2       The Security Trustee shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, notwithstanding that it is entitled to a remuneration.

31.17.3       The Security Trustee may accept without enquiry, requisition, objection or investigation such title as any Obligor may have to any of the Charged Property.

31.17.4       The Security Trustee shall not be liable for any failure or omission to perfect or defect in perfecting, the Security created pursuant to any Security Document including (1) failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of Security Document or (2) failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under the laws in any territory.

31.17.5       The Security Trustee and every Receiver, Delegate or other similar person appointed under any of the Security Documents may indemnify itself against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of the gross negligence or wilful default of the Security Trustee).

31.17.6       To enable the Security Trustee to make any distribution, it may fix a date as at which the amount of the total liabilities of the Lenders is to be calculated and may require, and rely on, a certificate from any Finance party giving details of any sums due or owing to any Finance Party as at that date and such other matters as it may think fit.

31.17.7       The Security Trustee shall send copies of all such calculations to each of the Lenders and shall make the distributions on the basis of such calculations.

31.17.8       On the enforcement of all or any of the Security Documents, the Security Trustee shall be entitled to deduct from the proceeds of such enforcement its costs, charges and expenses incurred in connection with such enforcement together with an amount equal to all sums due to the Agent.

31.18          Agent’s Management Time

Following the occurrence of an Event of Default which is continuing, any amount payable to the Agent under Clause 20.3 (Indemnity to the Agent), Clause 22 (Costs and expenses) and Clause 31.11 (Lenders indemnity to the Agent and Security Trustee) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 17 (Fees).

31.19          Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.20          Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

31.21          Intercreditor Agreement

Each Finance Party confirms and agrees that the Security Trustee has authority to accept on its behalf the terms of the Intercreditor Agreement and to execute the Intercreditor Agreement in its capacity as Security Trustee of the Finance Parties and its execution of the Intercreditor Agreement shall binding upon and enforceable against each Finance Party.

32.              CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

32.1            interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

32.2            oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

32.3            oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.              SHARING AMONG THE FINANCE PARTIES

33.1            Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

33.1.1         the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

33.1.2         the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

33.1.3         the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments).

33.2            Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 34.5 (Partial payments).

33.3            Recovering Finance Party’s rights

33.3.1         On a distribution by the Agent under Clause 33.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

33.3.2         If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

33.4            Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

33.4.1         each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 33.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

33.4.2         that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

33.5            Exceptions

33.5.1         This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

33.5.2         A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)        it notified the other Finance Party of the legal or arbitration proceedings; and

(b)        the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.6            Ancillary Lenders

33.6.1         This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 28.2 (Acceleration).

33.6.2         Following service of notice under Clause 28.2 (Acceleration), this Clause 33 shall apply to all receipts or recoveries by Ancillary Lenders except in respect of an overdraft facility comprising more than one account under an Ancillary Facility provided by an Ancillary Lender, in which case this Clause 33 shall only apply to any surplus receipt or recovery by that Ancillary Lender after the application of set-off of any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

SECTION 11

ADMINISTRATION

34.              PAYMENT MECHANICS

34.1            Payments to the Agent

34.1.1         On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

34.1.2         Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

34.2            Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

34.3            Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4            Clawback

34.4.1         Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

34.4.2         If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

34.5            Partial payments

34.5.1         If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(a)        first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Issuing Bank and the Security Trustee under those Finance Documents;

(b)        secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(c)        thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) and Clause 7.3 (Indemnities); and

(d)        fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

34.5.2         The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clause 34.5.1 (a) to (d) above.

34.5.3         Clause  34.5.1  and 35.2  above will override any appropriation made by an Obligor.

34.6            No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.7            Business Days

34.7.1         Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

34.7.2         During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.8            Currency of account

34.8.1         Subject to Clauses 34.8.2 to 34.8.5, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

34.8.2         A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

34.8.3         Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

34.8.4         Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

34.8.5         Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.9            Change of currency

34.9.1         Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)        any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(b)        any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

34.9.2         If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

35.              SET-OFF

35.1            A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35.2            Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

36.              NOTICES

36.1            Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2            Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

36.2.1         in the case of the Company or the Company, that identified with its name below;

36.2.2         in the case of each Lender, the Issuing Bank, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

36.2.3         in the case of the Agent or the Security Trustee, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

36.3            Delivery

36.3.1         Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)        if by way of fax, when received in legible form; or

(b)        if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

36.3.2         Any communication or document to be made or delivered to the Agent or the Security Trustee will be effective only when actually received by the Agent or Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Trustee’s signature below (or any substitute department or officer as the Agent or Security Trustee shall specify for this purpose).

36.3.3         All notices from or to an Obligor shall be sent through the Agent.

36.3.4         Any communication or document made or delivered to the Company in accordance with this Clause 36.3 will be deemed to have been made or delivered to each of the Obligors.

36.4            Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

36.5            Electronic communication

36.5.1         Any communication to be made between the Agent or the Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Trustee  and the relevant Lender:

(a)        agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)        notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)        notify each other of any change to their address or any other such information supplied by them.

36.5.2         Any electronic communication made between the Agent and a Lender or the Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.

36.6            Use of websites

36.6.1         The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(a)        the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(b)        both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(c)        the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

36.6.2         The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

36.6.3         The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(a)        the Designated Website cannot be accessed due to technical failure;

(b)        the password specifications for the Designated Website change;

(c)        any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)        any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)        the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under Clause 36.6.3 (a) or  36.6.3 (e) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

36.6.4         Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall at its own cost comply with any such request within ten Business Days.

36.7            English language

36.7.1         Any notice given under or in connection with any Finance Document must be in English.

36.7.2         All other documents provided under or in connection with any Finance Document must be:

(a)        in English; or

(b)        if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.              CALCULATIONS AND CERTIFICATES

37.1            Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2            Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is prima facie evidence of the matters to which it relates.

37.3            Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38.              PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.              REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.              AMENDMENTS AND WAIVERS

40.1            Required consents

40.1.1         Subject to Clause 40.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

40.1.2         The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

40.1.3         Each Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

40.2            Exceptions

40.2.1         An amendment or waiver that has the effect of changing or which relates to:

(a)        the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)        an extension to the date of payment of any scheduled amount of principal or interest under the Finance Documents;

(c)        a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)        a change in currency of payment of any amount under the Finance Documents;

(e)        an increase in or an extension of any Commitment or the Total Commitments;

(f)         a change to the Borrowers or Guarantors other than in accordance with Clause 30 (Changes to the Obligors);

(g)        any provision which expressly requires the consent of all the Lenders;

(h)        Clause 2.2 (Finance Parties’ rights and obligations), Clause 29 (Changes to the Lenders) or this Clause 40;

(i)         the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

(j)         the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

(k)        any amendment to the order of priority or subordination under the Intercreditor Agreement,

shall not be made without the prior consent of all the Lenders.

40.2.2         An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Issuing Bank, the Security Trustee or any Ancillary Lender may not be effected without the consent of the Agent, the Arranger, the Issuing Bank, the Security Trustee or that Ancillary Lender.

41.              COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

42.              GOVERNING LAW

This Agreement is governed by English law.

43.              ENFORCEMENT

43.1            Jurisdiction of English courts

43.1.1         The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

43.1.2         The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

43.1.3         This Clause 43.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

43.2            Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

43.2.1         irrevocably appoints the Principal Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Principal Borrower by its execution of this Agreement, accepts that appointment); and

43.2.2         agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

43.2.3         If any person appointed as process agent is unable for any reason to act as agent for service of process, the Principal Borrower (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

43.2.4         The Principal Borrower expressly agrees and consents to the provisions of this Clause 43 and Clause 42 (Governing law).

IN WITNESS whereof this Agreement has been entered into as a deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

Name of Original Borrower	Registration number (or equivalent, if any)	Registered Office
Murray International Metals Limited	01241058	95 High Street Edgware Middlesex HA8 7DB

Name of Original Guarantor	Registration number (or equivalent, if any)	Registered Office

Pipe Acquisition Limited	05501083	160 Queen Victoria Street London EC4V 4QQ

Murray International Metals Limited	01241058	95 High Street Edgware Middlesex HA8 7DB

Pipe Acquisition Finance PLC	05644999	160 Queen Victoria Street London EC4V 4QQ

PART II

THE ORIGINAL LENDERS

Name of Original Lender	Revolving Facility Commitment

The Governor and Company of the Bank of Scotland	£27,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.                OBLIGORS

1.1              A copy of the Constitutional Documents and of the constitutional documents of each other Original Obligor.

1.2              A copy of a resolution of the board or, if applicable, a committee of the board of directors of each Original Obligor:

1.2.1           approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

1.2.2           authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

1.2.3           authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

1.2.4           in the case of an Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents.

1.3              A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Finance Documents and related documents.

1.4              A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

1.5              A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

1.6              A certificate of an authorised signatory of the Company or other relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

1.7              In relation to relevant Original Obligors incorporated in England and Wales, evidence that members of the Group incorporated in England and Wales or Scotland have done all that is necessary to follow the procedures set out in Sections 151 to 158 of the Companies Act 1985 (to the extent relevant) in order to enable each Original Obligor to enter into the Finance Documents and perform its obligations under the Finance Documents. Such evidence shall include copies of the resolutions, statutory declarations, board memorandum, auditor’s report and net assets letter (addressed to the Finance Parties) for each Original Obligor and copies of the registers of directors and shareholders of the Original Obligor.

2.                TRANSACTION DOCUMENTS

2.1              A copy of each of the Acquisition Documents, the Investment Documents, and the other Transaction Documents (other than the Finance Documents) executed by the parties to those documents.

2.2              A copy of each of the Service Contracts.

3.                FINANCE DOCUMENTS

3.1              The Intercreditor Agreement executed by the members of the Group party to that Agreement and the Subordinated Creditors.

3.2              This Agreement executed by the members of the Group party to this Agreement.

3.3              The Fee Letters executed by the Principal Borrower.

3.4              A Utilisation Request in respect of each existing Letter of Credit issued by the Issuing Bank at the date of this Agreement.

3.5              The following Ancillary Documents:

a bilateral facility letter between The Governor and Company of the Bank of Scotland and the Principal Borrower in the agreed form and executed by the members of the Group party to that Agreement.

3.6              The Subordinated Loan Documents executed by the Company and other members of the Group party to those agreements and the Subordinated Creditors.

3.7              At least two originals of the following Transaction Security Documents in the agreed form executed by the Original Obligors specified below opposite the relevant Transaction Security Document:

The Company	Debenture incorporating first ranking fixed and floating charges over all its assets and undertaking including charge over the entire issued share capital in each member of the Group

Pipe Acquisition Finance PLC	Debenture incorporating first ranking fixed and floating charges over all its assets and undertaking including charge over the entire issued share capital in each member of the Group

Target	Debenture incorporating first ranking incorporating fixed and floating charges over all assets and undertaking including charge over the entire issued share capital in each member of the Group

Target	Singapore law governed first ranking Share Pledge over the entire issued share capital in Murray International Metals PTE Limited

3.8              A copy of all notices required to be sent under the Transaction Security Documents duly acknowledged by the addressee.

3.9              A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

3.10            The Company Intra-Group Loan Agreement executed by the parties to that Agreement.

4.                INSURANCE

A letter from Marsh Limited, insurance broker, dated the date of this Agreement addressed to the Agent, the Arranger, the Security Trustee and the Lenders listing the insurance policies of the Group and confirming that they are on risk and that the insurance for the Group at the date of this Agreement is at a level acceptable to the Majority Lenders and covering appropriate risks for the business carried out by the Group.

5.                LEGAL OPINIONS

A legal opinion, addressed to the Agent, the Security Trustee and the Original Lenders a legal opinion of Maclay Murray & Spens, legal advisers to the Agent and the Arranger as to English law.

6.                OTHER DOCUMENTS AND EVIDENCE

6.1              Evidence that any process agent referred to in Clause 43.2 (Service of process), if not an Original Obligor, has accepted its appointment.

6.2              Evidence that the fees, costs and expenses then due from an Obligor pursuant to Clause 17 (Fees), Clause 17.4 (Fees payable in respect of Letters of Credit), Clause 17.5 (Interest, commission and fees on Ancillary Facilities), Clause 22 (Costs and expenses) and Clause 18.5 (Stamp taxes) have been paid or will be paid by the first Utilisation Date.

6.3              The Group Structure Chart which shows the ownership structure of the Group and the Parent Group assuming the Closing Date has occurred.

6.4              The Budget.

6.5              The Reports.

6.6              A copy, certified by an authorised signatory of the Company to be a true copy, of the Original Financial Statements of each Obligor.

6.7              The Structure Memorandum.

6.8              The Funds Flow Statement in a form agreed by the Company and the Agent detailing the proposed movement of funds on or before the Closing Date.

6.9              A Certificate of the Company (signed by a director) detailing the estimated Acquisition Costs.

6.10            A Certificate of the Company (signed by a director) certifying that:

6.10.1         each of the matters specified in clause 6 of the Acquisition Agreement has been satisfied or, with the consent of the Agent, waived including payment of the purchase price which is being paid pursuant to the Subordinated Loan Documents;

6.10.2         no Acquisition Document has been amended, varied, novated, supplemented, superseded, waived or terminated except with the consent of the Agent; and

6.10.3         the Company is not aware of any breach of any warranty or any claim under the Acquisition Agreement which could reasonably be expected in any way to materially and adversely affect the interests of the Lenders.

6.11            A certificate of the Company (signed by a director) certifying that:

6.11.1         the Partnership Agreement and structural intra-group loans are in full force and effect;

6.11.2         the Investors have subscribed for 2,650,753.93 common units and 26,475.69 preferred units in the Parent as required by the Partnership Agreement;

6.11.3         those 2,650,753.93 common units and 26,475.69 preferred units subscribed for have been issued fully paid;

6.12            as a result of the above subscriptions or loans the Parent has the sum available to it of $40,145,000.

6.13            Utilisation Requests relating to any Utilisations to be made on the Closing Date.

6.14            Evidence satisfactory to the Agent of the discharge and release (as appropriate) of all Financial Indebtedness or Security or guarantees which are not permitted to be outstanding under the terms of this Agreement.

6.15            A letter of engagement with the Finance Parties from each of:

6.15.1         the authors of the Accountant’s Report duly signed by the parties thereto; and

6.15.2         the Auditors of the Group which will be providing Compliance Certificates, the later being in agreed form at the date of this Agreement.

6.16            A copy of any other Authorisation or other document, opinion or assurance which the Agent notifies the Company is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

6.17            The opening balance sheet of the Company in the agreed form.

6.18            Bank mandates in favour of the Agent duly completed by each Obligor.

6.19            Compliance by the Group with the Lenders’ money laundering and know your customer requirements in respect of the accounts to be opened by the Group.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.                An Accession Letter executed by the Additional Obligor and the Company.

2.                A copy of the constitutional documents of the Additional Obligor.

3.                A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor:

3.1              approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

3.2              authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

3.3              authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

3.4              authorising the Company to act as its agent in connection with the Finance Documents;

4.                A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.                A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above.

7.                A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

8.                A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

9.                If available, the latest audited financial statements of the Additional Obligor.

10.              The following legal opinions, each addressed to the Agent, the Security Trustee and the Lenders:

10.1            A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Letter.

10.2            If the Additional Obligor is incorporated in or has its “centre of main interest” (as referred to in Clause 24.26 (Centre of main interests) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation or “centre of main interest” or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Letter.

11.              If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 43.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

12.              Any security documents which are required by the Agent executed by the proposed Additional Obligor.

13.              Any notices or documents required to be given or executed under the terms of those security documents.

14.              An accession memorandum to the Intercreditor Agreement executed by the Additional Obligor.

15.

15.1            If the Additional Obligor is incorporated in England and Wales or Scotland, evidence that the Additional Obligor has done all that is necessary (including, without limitation, by re-registering as a private company) to follow the procedures set out in Sections 151 to 158 of the Companies Act 1985 in order to enable that Additional Obligor to enter into the Finance Documents and perform its obligations under the Finance Documents. Such evidence shall include copies of the resolutions, statutory declarations, auditor’s report and net assets letter

(addressed to the Finance Parties) for the Additional Obligor and copies of the registers of directors and shareholders of the Additional Obligor.

15.2            If the Additional Obligor is not incorporated in England and Wales or Scotland, such documentary evidence as legal counsel to the Agent may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

SCHEDULE 3

REQUESTS

PART IA

UTILISATION REQUEST

LOANS

From:         [Borrower] [Company]*

To:             [Agent]

Dated:

Dear Sirs

[Company] – [             ] Facility Agreement

dated [             ] (the “Facility Agreement”)

1.                We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                We wish to borrow a Loan on the following terms:

2.1              Borrower:  [             ]

2.2              Proposed Utilisation Date:           [             ] (or, if that is not a Business Day, the next Business Day)

2.3              Currency of Loan:       [             ]

2.4              Amount:    [             ] or, if less, the Available Facility

2.5              Interest Period:            [             ].

3.                We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                [The proceeds of this Loan should be credited to [account]].

5.                This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[the Company on behalf of [insert name of relevant Borrower]]/ [insert name of Borrower]*

NOTES:

*                 Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company.

PART IB

UTILISATION REQUEST

LETTERS OF CREDIT

From:         [Borrower] [Company]*

To:             [Agent]

Dated:

Dear Sirs

[Company] - [           ] Facility Agreement

dated [             ] (the “Facility Agreement”)

1.                We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                We wish to arrange for a Letter of Credit to be issued by the Issuing Bank specified below (which has agreed to do so) on the following terms:

2.1              Borrower:  [             ]

2.2              Issuing Bank:              [             ]

2.3              Proposed Utilisation Date:           [             ] (or, if that is not a Business Day, the next Business Day)

2.4              Currency of Letter of Credit:        [             ]

2.5              Amount:    [             ] or, if less, the Available Facility in relation to the Revolving Facility

2.6              Term:         [             ]

3.                We confirm that each condition specified in Clause 6.5.2  (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

4.                We attach a copy of the proposed Letter of Credit.

5.                The purpose of this proposed Letter of Credit is [                   ].

6.                This Utilisation Request is irrevocable.

authorised signatory for

[the Company on behalf of] [insert name of relevant Borrower]]/[insert name of Relevant Borrower]*

NOTES:

*                 Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company.

SCHEDULE 4

MANDATORY COST FORMULA

1.                The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

4.1           in relation to a sterling Loan:

AB + C(B – D) + E x 0.01	per cent per annum
100 – (A + C)

4.2           in relation to a Loan in any currency other than sterling:

E x 0.01	per cent per annum.
300

Where:

A             is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B             is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in clause 14.3  (Default interest)) payable for the relevant Interest Period on the Loan.

C             is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D             is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E              is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                For the purposes of this schedule:

“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.                If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)              the jurisdiction of its Facility Office; and

(b)              any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.                The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.              The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.              The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.              Any determination by the Agent pursuant to this schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.              The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:             [             ] as Agent

From:         [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

[Company] – [                  ]  Facility Agreement

dated [                   ] (the “Facility Agreement”)

1.                We refer to the Facility Agreement. This is a Transfer Certificate. Terms defined in the Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                We refer to Clause 29.5 (Procedure for transfer):

2.1              The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 29.5 (Procedure for transfer).

2.2              The proposed Transfer Date is [          ].

2.3              The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

3.                The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders).

4.                [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

4.1              a company resident in the United Kingdom for United Kingdom tax purposes;

4.2              a partnership each member of which is:

4.2.1           a company so resident in the United Kingdom; or

4.2.2           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

4.3              a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company; or

4.4              a Treaty Lender.

5.                This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.                [Consider including accession to the Intercreditor Agreement and checklist of steps necessary for the New Lender to obtain the benefit of the Transaction Security.]

7.                This Transfer Certificate is governed by English law.

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [       ].

[Agent]

By:

SCHEDULE 6

FORM OF ACCESSION LETTER

To:             [                   ] as Agent

From:         [Subsidiary] and [Company]

Dated:

Dear Sirs

[Company] – [        ] Facility Agreement

dated [           ] (the “Facility Agreement”)

1.                We refer to the Facility Agreement. This is an Accession Letter. Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                In consideration of the Lenders making available or continuing to make available the Facility, [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] with effect from the date of this Accession Letter and as such Additional [Borrower]/[Guarantor] pursuant to Clause [30.2 (Additional Borrowers)]/[Clause 30.4 (Additional Guarantors)] of the Facility Agreement and as a [Company] pursuant to Clause [25] (Transfers) of the Intercreditor Agreement agreed to and shall be bound by the terms of the Facility Agreement, the Intercreditor Agreement and the other Finance Documents. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [                   ].

3.                [Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

4.                This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed.]

[Company]     [Subsidiary]

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:             [                  ] as Agent

From:         [resigning Obligor] and [Company]

Dated:

Dear Sirs

[Company] - [             ] Facility Agreement

dated [             ] (the “Facility Agreement”)

1.                We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                Pursuant to [Clause 30.3 (Resignation of a Borrower)]/[Clause 30.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement, the Intercreditor Agreement and the Finance Documents.

3.                We confirm that:

3.1              no Default is continuing or would result from the acceptance of this request; and

3.2              [             ]***

4.                This letter is governed by English law.

[Company]	[resigning Obligor]

By:	By:

NOTES:

**        Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.

***      Insert any other conditions required by the Facility Agreement.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:             [             ] as Agent

From:         [Company]

Dated:

Dear Sirs

[Company] - [             ] Facility Agreement

dated [             ] (the “Facility Agreement”)

1.                We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                We confirm that, without personal responsibility on our part,:

[Insert details of covenants to be certified].

3.                [We confirm that no Default is continuing.]**

4.                [We confirm that the following companies constitute Material Companies for the purposes of the Facility Agreement: [             ].]

Signed

	Director	Director

	Of	of

	[Company]	[Company]

[insert applicable certification language]**

for and on behalf of
[name of Auditors of the Company]***

*      If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

**   To be agreed with the Company’s Auditors and the Lenders prior to signing the Agreement.

SCHEDULE 9

TIMETABLES

	Loans in sterling	Letters of Credit	Loans in othercurrencies
Approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies)).			U-5 10.00 am

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies) and of approval has been granted the minimum amount (and, if required by the Lenders, integral multiples) for any subsequent utilisation in that currency.

		U-4 10.00 am	U-4 5.00 pm

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit).	U-1 9.30am	U-3 10.00am (following agreement on form of Letter of Credit)	U-3 10.00am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation).	U-1 noon		U-3 11.00 am

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation).	U-1 3.00pm	U-3 3.00pm	U-3 11.00 am

Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency).	U-1 5.00pm		U-3 3.00 pm

***  Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors. To be agreed with the Company’s auditor’s prior to signing the Agreement.

Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	U-2 9.30am	U-3 5.00 pm

Agent determines amount of the Loan in Optional Currency in accordance with Clause 34.9 (Change of currency)	U 11.00am	U-3 11.00am

LIBOR is fixed	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

“U”	=	date of utilisation

“U - X”	=	X Business Days prior to date of utilisation

SCHEDULE 10

FORM OF LETTER OF CREDIT

To:             [Beneficiary](the “Beneficiary”)

Date

Irrevocable Standby Letter of Credit no. [             ]

At the request of [        ], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.                DEFINITIONS

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].*

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Expiry Date” means [             ].

“Total L/C Amount” means [             ].

2.                ISSUING BANK’S AGREEMENT

2.1              The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by [         ] p.m. ([London] time) on the Expiry Date.

2.2              Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

2.3              The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.                EXPIRY

3.1              The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

3.2              Unless previously released under Clause 3.1 above, on [        ] p.m.([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

3.3              When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.                PAYMENTS

All payments under this Letter of Credit shall be made in [      ] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.                DELIVERY OF DEMAND

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

[

                       ]

6.                ASSIGNMENT

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.                ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.                GOVERNING LAW

This Letter of Credit is governed by English law.

9.                JURISDICTION

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.

Yours faithfully

[Issuing Bank]

By:

NOTES:

*          This may need to be amended depending on the currency of payment under the Letter of Credit.

SCHEDULE 11

FORM OF DEMAND

To:             [ISSUING BANK]

[Date]

Dears Sirs

Standby Letter of Credit no. [             ] issued in favour of [BENEFICIARY] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.                We certify that the sum of [       ] is due [and has remained unpaid for at least [             ] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [             ].

2.                Payment should be made to the following account:

Name:

Account Number:

Bank:

3.                The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

[BENEFICIARY]

SCHEDULE 12

FORM OF CONFIDENTIALITY UNDERTAKING

To:

[insert name of Potential Lender]

Re:              The Facilit[y/ies]

Borrower: Amount: Agent:

Dear Sirs

We understand that you are considering participating in the Facilit[y/ies]. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.           Confidentiality Undertaking  You undertake:

(a)             to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)            to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilit[y/ies];

(c)             to use the Confidential Information only for the Permitted Purpose;

(d)            to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(e)             not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilit[y/ies].

2.           Permitted Disclosure  We agree that you may disclose Confidential Information:

(a)             to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(b)                    (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(c)             with the prior written consent of us and the Borrower.

3.           Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.           Return of Copies  If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.           Continuing Obligations  The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facilit[y/ies] or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.           No Representation; Consequences of Breach, etc  You acknowledge and agree that:

(a)             neither we nor any of our officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)            we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.           No Waiver; Amendments, etc  This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.           Inside Information  You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.           Nature of Undertakings  The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group.

10.         Third party rights

(a)             Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)            Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11.         Governing Law and Jurisdiction  This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.         Definitions  In this letter (including the acknowledgement set out below):

“Confidential Information” means any information relating to the Borrower, the Group, and the Facilit[y/ies] including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Group” means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

“Participant Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

“Permitted Purpose” means considering and evaluating whether to enter into the Facilit[y/ies].

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Arranger]

To:             [Arranger]

The Borrower and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of

[Potential Lender]

SCHEDULE 13

EXISTING INDEBTEDNESS

Permitted Existing Indebtedness

Bank	Juridiction	Type of Facilities	Base Currency in which facilties are denominated	Total Facilities Available
HSBC and its Affiliates	United Arab Emirates	LC’s / Acceptance	UAE Dirham	35,000,000
		Trust Receipts		35,000,000
		Guarantees		5,000,000
		Overdraft		3,000,000
		Loan		5,000,000
		Combined – HSBC limits		36,000,000
		Forex		5,000,000
		Credit Cards		200,000

		Total		41,200,000
Standard Chartered Bank and	United Arab Emirates	Letters of Credit / Acceptance	UAE Dirham	25,000,000
its Affiliates		Trust Receipts		4,000,000
		Overdrafts		4,000,000
		Short term Loans		2,000,000
		Bills Discounting		2,000,000
		Guarantees		3,000,000

		Total		25,000,000
HSBC and its Affiliates	Singapore		US Dollars
		Total		6,8,000,000

SCHEDULE 14

GROUP STRUCTURE CHART

EXECUTION PAGES

THE COMPANY

EXECUTED AS A DEED for and on behalf of:
PIPE ACQUISITION LIMITED

By:	K A COCKBURN	Director

	DAVID KEMP	Director/Secretary

Address:	Jeffries Capital Partners
520 Madison Avenue
12 Floor
New York
NY 10022

Fax:	001 212 284 1717

For the attention of:	James Luikart and Nick Daraviras

With a copy to:

Address:	Dechert LLP
160 Queen Victoria Street
London
EC2V 4QQ

Fax:	020 7184 7001

For the attention of:	David Wallis

THE ORIGINAL BORROWERS

EXECUTED AS A DEED for and on behalf of:
MURRAY INTERNATIONAL METALS LIMITED

By:	K A COCKBURN	Director

	DAVID KEMP	Director/Secretary

Address:	Jeffries Capital Partners
520 Madison Avenue
12 Floor
New York
NY 10022

Fax:	001 212 284 1717

For the attention of:	James Luikart and Nick Daraviras

With a copy to:

Address:	Dechert LLP
160 Queen Victoria Street
London
EC2V 4QQ

Fax:	020 7184 7001

For the attention of:	David Wallis

THE ORIGINAL GUARANTORS

EXECUTED AS A DEED for and on behalf of:
PIPE ACQUISITION LIMITED

By:	K A COCKBURN	Director

	DAVID KEMP	Director/Secretary

Address:	Jeffries Capital Partners
520 Madison Avenue
12 Floor
New York
NY 10022

Fax:	001 212 284 1717

For the attention of:	James Luikart and Nick Daraviras

With a copy to:

Address:	Dechert LLP
160 Queen Victoria Street
London
EC2V 4QQ

Fax:	020 7184 7001

For the attention of:	David Wallis

EXECUTED AS A DEED for and on behalf of:
PIPE ACQUISITION FINANCE PLC

By:	K A COCKBURN	Director

	DAVID KEMP	Director/Secretary

Address:	Jeffries Capital Partners
520 Madison Avenue
12 Floor

New York
NY 10022

Fax:	001 212 284 1717

For the attention of:	James Luikart and Nick Daraviras

With a copy to:

Address:	Dechert LLP
160 Queen Victoria Street
London
EC2V 4QQ

Fax: 020 7184 7001

For the attention of:	David Wallis

EXECUTED AS A DEED for and on behalf of:
MURRAY INTERNATIONAL METALS LIMITED

By:	K A COCKBURN	Director

	DAVID KEMP	Director/Secretary

Address:	Address: Jeffries Capital Partners
520 Madison Avenue
12 Floor
New York
NY 10022

Fax:	001 212 284 1717

For the attention of:	James Luikart and Nick Daraviras

With a copy to:

Address:	Dechert LLP
160 Queen Victoria Street
London
EC2V 4QQ

Fax:	020 7184 7001

For the attention of:	David Wallis

THE ARRANGER

EXECUTED AS A DEED for and on behalf of
THE GOVERNOR AND COMPANY OF

THE BANK OF SCOTLAND as Arranger

By: CHRIS GOW

Authorised Signatory

In the presence of :

	SUZI DOCHERTY	Witness Signature

	SUZI DOCHERTY	Witness Name

	c/o MMS, ONE LONDON	Address
WALL, LONDON, EC2Y 5AB

Address:	Acquisition Finance
Level 7
155 Bishopsgate
London EC2M 3YB

Fax:	0207 012 9433

Attention:	Chris Gow

THE AGENT

EXECUTED AS A DEED for and on behalf of

THE GOVERNOR AND COMPANY OF

THE BANK OF SCOTLAND as Agent

By: CHRIS GOW

Authorised Signatory

In the presence of :

	SUZI DOCHERTY	Witness Signature

	SUZI DOCHERTY	Witness Name

	c/o MMS, ONE LONDON	Address
WALL, LONDON, EC2Y 5AB

Address:	New Uberior House
11 Earl Grey Street
Edinburgh
EH3 9BN

Fax:	+44 131 659 0855

Attention:	Iain Shearer

THE SECURITY TRUSTEE

EXECUTED AS A DEED for and on behalf of

THE GOVERNOR AND COMPANY OF

THE BANK OF SCOTLAND as Security Trustee

By: CHRIS GOW

Authorised Signatory

In the presence of :

	SUZI DOCHERTY	Witness Signature
	SUZI DOCHERTY	Witness Name

	c/o MMS, ONE LONDON	Address
WALL, LONDON, EC2Y 5AB

Address:	New Uberior House
11 Earl Grey Street
Edinburgh
EH3 9BN

Fax:	+44 131 659 0855

Attention:	Iain Shearer

THE ISSUING BANK

EXECUTED AS A DEED for and on behalf of

THE GOVERNOR AND COMPANY OF

THE BANK OF SCOTLAND as Issuing Bank

By: CHRIS GOW

Authorised Signatory

In the presence of :

	SUZI DOCHERTY	Witness Signature
	SUZI DOCHERTY	Witness Name

	c/o MMS, ONE LONDON	Address
WALL, LONDON, EC2Y 5AB

Address:	New Uberior House
11 Earl Grey Street
Edinburgh
EH3 9BN

Fax:	+44 131 659 0855

Attention:	Iain Shearer

THE LENDERS

EXECUTED AS A DEED for and on behalf of

THE GOVERNOR AND COMPANY OF

THE BANK OF SCOTLAND

By: CHRIS GOW

Authorised Signatory

In the presence of :

	SUZI DOCHERTY	Witness Signature
	SUZI DOCHERTY	Witness Name

	c/o MMS, ONE LONDON	Address
WALL, LONDON, EC2Y 5AB

Address:	New Uberior House
11 Earl Grey Street
Edinburgh
EH3 9BN

Fax:	+44 131 659 0855

Attention:	Iain Shearer